EXHIBIT 4

                                                                  EXECUTION COPY
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                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
                                    Depositor




                    UBS WARBURG REAL ESTATE SECURITIES INC.,
                                   Transferor




                        WELLS FARGO BANK MINNESOTA, N.A.,
                          Master Servicer and Custodian




                         U.S. BANK NATIONAL ASSOCIATION,
                                    Custodian




                                       and




                              JPMORGAN CHASE BANK,
                                     Trustee




        ---------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of July 1, 2003

        ---------------------------------------------------------------




                       MASTR ALTERNATIVE LOAN TRUST 2003-5




                MORTGAGE PASS-THROUGH CERTIFICATES, Series 2003-5

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions.................................................
Section 1.02   Certain Calculations........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01   Conveyance of Mortgage Loans................................
Section 2.02   Acceptance by Trustee of the Mortgage Loans.................
Section 2.03   Remedies for Breaches of Representations and Warranties.....
Section 2.04   Representations and Warranties of the Depositor as to
               the Mortgage Loans..........................................
Section 2.05   [Reserved]..................................................
Section 2.06   Execution and Delivery of Certificates......................
Section 2.07   REMIC Matters...............................................
Section 2.08   Covenants of the Master Servicer............................
Section 2.09   Representations and Warranties of the Master Servicer.......
Section 2.10   Representations and Warranties of the Custodians............


                                   ARTICLE III

                            ADMINISTRATION AND MASTER
                           SERVICING OF MORTGAGE LOANS

Section 3.01   Master Servicing of Mortgage Loans..........................
Section 3.02   Monitoring of Servicers.....................................
Section 3.03   [Reserved]..................................................
Section 3.04   Rights of the Depositor and the Trustee in Respect of
               the Master Servicer.........................................
Section 3.05   Trustee to Act as Master Servicer...........................
Section 3.06   Protected Accounts..........................................
Section 3.07   Collection of Mortgage Loan Payments; Collection
               Account; Distribution Account...............................
Section 3.08   Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.09   Access to Certain Documentation and Information
               Regarding the Mortgage Loans................................
Section 3.10   Permitted Withdrawals from the Collection Account and
               Distribution Account........................................
Section 3.11   Maintenance of Hazard Insurance.............................
Section 3.12   Presentment of Claims and Collection of Proceeds............
Section 3.13   Maintenance of the Primary Insurance Policies...............
Section 3.14   Realization upon Defaulted Mortgage Loans...................
Section 3.15   REO Property................................................
Section 3.16   Due-on-Sale Clauses; Assumption Agreements..................
Section 3.17   Trustee to Cooperate; Release of Mortgage Files.............
Section 3.18   Documents, Records and Funds in Possession of Master
               Servicer and Custodians to Be Held for the Trustee..........
Section 3.19   Master Servicing Compensation...............................
Section 3.20   Access to Certain Documentation.............................
Section 3.21   Annual Statement as to Compliance...........................
Section 3.22   Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.23   Errors and Omissions Insurance; Fidelity Bonds..............


                                   ARTICLE IV

                      DISTRIBUTIONS AND SERVICING ADVANCES

Section 4.01   Advances....................................................
Section 4.02   Priorities of Distribution..................................
Section 4.03   Allocation of Realized Losses...............................
Section 4.04   Distribution Date Statements to Certificateholders..........


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates............................................
Section 5.02   Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04   Persons Deemed Owners.......................................
Section 5.05   Access to List of Certificateholders' Names and Addresses...
Section 5.06   Maintenance of Office or Agency.............................


                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER AND THE CUSTODIANS

Section 6.01   Respective Liabilities of the Depositor, the Master
               Servicer and the Custodians.................................
Section 6.02   Merger or Consolidation of the Depositor, the Master
               Servicer and the Custodians.................................
Section 6.03   Limitation on Liability of the Depositor, the
               Transferor, the Master Servicer, the Custodians and
               Others......................................................
Section 6.04   Limitation on Resignation of Master Servicer................
Section 6.05   Sale and Assignment of Master Servicing Rights..............
Section 6.06   Fees of the Custodians......................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default...........................................
Section 7.02   Trustee to Act; Appointment of Successor....................
Section 7.03   Notification to Certificateholders..........................


                                  ARTICLE VIII

                CONCERNING THE TRUSTEE AND THE MASTER SERVICER

Section 8.01   Duties of Trustee...........................................
Section 8.02   Certain Matters Affecting the Trustee.......................
Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.04   Trustee May Own Certificates................................
Section 8.05   Trustee's Fees and Expenses.................................
Section 8.06   Eligibility Requirements for Trustee........................
Section 8.07   Resignation and Removal of Trustee..........................
Section 8.08   Successor Trustee...........................................
Section 8.09   Merger or Consolidation of Trustee..........................
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............
Section 8.11   Tax Matters.................................................
Section 8.12   Periodic Filings............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination upon Liquidation or Purchase of All Mortgage
               Loans.......................................................
Section 9.02   Final Distribution on the Certificates......................
Section 9.03   Additional Termination Requirements.........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment...................................................
Section 10.02  Recordation of Agreement; Counterparts......................
Section 10.03  Governing Law...............................................
Section 10.04  Intention of Parties........................................
Section 10.05  Notices.....................................................
Section 10.06  Severability of Provisions..................................
Section 10.07  Assignment..................................................
Section 10.08  Limitation on Rights of Certificateholders..................
Section 10.09  Inspection and Audit Rights.................................
Section 10.10  Certificates Nonassessable and Fully Paid...................


                                    SCHEDULES

Schedule I     Mortgage Loan Schedule
Schedule II    Representations and Warranties as to the Mortgage Loans


                                   EXHIBITS

Exhibit A-1-A-1   Form of Class 1-A-1 Certificate
Exhibit A-2-A-1   Form of Class 2-A-1 Certificate
Exhibit A-3-A-1   Form of Class 3-A-1 Certificate
Exhibit A-4-A-1   Form of Class 4-A-1 Certificate
Exhibit A-5-A-1   Form of Class 5-A-1 Certificate
Exhibit A-6-A-1   Form of Class 6-A-1 Certificate
Exhibit A-7-A-1   Form of Class 7-A-1 Certificate
Exhibit A-8-A-1   Form of Class 8-A-1 Certificate
Exhibit A-15-PO   Form of Class 15-PO Certificate
Exhibit A-30-PO   Form of Class 30-PO Certificate
Exhibit A-15-A-X  Form of Class 15-A-X Certificate
Exhibit A-30-A-X  Form of Class 30-A-X Certificate
Exhibit B-15-B-1  Form of Class 15-B-1 Certificate
Exhibit B-15-B-2  Form of Class 15-B-2 Certificate
Exhibit B-15-B-3  Form of Class 15-B-3 Certificate
Exhibit B-30-B-1  Form of Class 30-B-1 Certificate
Exhibit B-30-B-2  Form of Class 30-B-2 Certificate
Exhibit B-30-B-3  Form of Class 30-B-3 Certificate
Exhibit C-15-B-4  Form of Class 15-B-4 Certificate
Exhibit C-15-B-5  Form of Class 15-B-5 Certificate
Exhibit C-15-B-6  Form of Class 15-B-6 Certificate
Exhibit C-30-B-4  Form of Class 30-B-4 Certificate
Exhibit C-30-B-5  Form of Class 30-B-5 Certificate
Exhibit C-30-B-6  Form of Class 30-B-6 Certificate
Exhibit D         Form of Class A-R Certificate
Exhibit E         [Reserved]
Exhibit F         Form of Reverse of Certificates
Exhibit G         Form of Initial Certification of Custodian
Exhibit H         Form of Final Certification of Custodian
Exhibit I         Transfer Affidavit
Exhibit J         Form of Transferor Certificate
Exhibit K         Form of Investment Letter (Non-Rule 144A)
Exhibit L         Form of Rule 144A Letter
Exhibit M         Form of Request for Release
Exhibit N         Form of Certification to be Provided with Form 10-K

            THIS POOLING AND SERVICING AGREEMENT, dated as of July 1, 2003, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the "Depositor"), UBS WARBURG REAL ESTATE SECURITIES INC., a Delaware corporation, as transferor (the "Transferor"), WELLS FARGO BANK MINNESOTA, N.A., a national banking association ("Wells Fargo"), as master servicer (in such capacity, the "Master Servicer") and as a custodian (in such capacity, a "Custodian"), U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), as custodian (a "Custodian") and JPMORGAN CHASE BANK, a New York banking corporation, as trustee (the "Trustee").

                         W I T N E S S E T H T H A T

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund is being conveyed to the Trustee to create a trust for the benefit of the Certificateholders. The Trust Fund for federal income tax purposes will consist of two REMICs. The Lower-Tier REMIC will consist of all of the assets constituting the Trust Fund (other than the Lower-Tier REMIC Regular Interests and proceeds thereof in the Distribution Account) and will be evidenced by the Lower-Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower-Tier REMIC) and the Class A-LR Interest as the single "residual interest" in the Lower-Tier REMIC. The Trustee shall hold the Lower-Tier REMIC Regular Interests. The Upper-Tier REMIC will consist of the Lower-Tier REMIC Regular Interests and proceeds thereof in the Distribution Account and will be evidenced by the Regular Certificates (which will represent the "regular interests" in the Upper-Tier REMIC) and the Class A-UR Interest as the single "residual interest" of the Upper-Tier REMIC. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

            The Class A-R Certificates will represent the Class A-LR Interest and the Class A-UR Interest.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

                  Initial Class                                     Integral
                    Principal        Initial                      Multiples in
                   Balance or     Pass-Through       Minimum        Excess of
                 Notional Amount      Rate        Denomination       Minimum
                 ---------------  ------------    ------------    ------------
Class 1-A-1       $93,101,000        6.500%         $25,000            $1
Class 2-A-1       $54,701,000        6.500%         $25,000            $1
Class 3-A-1       111,531,000        6.000%         $25,000            $1
Class 4-A-1       315,640,000        5.500%         $25,000            $1
Class 5-A-1       124,230,000        5.000%         $25,000            $1
Class 6-A-1       130,362,000        6.000%         $25,000            $1
Class 7-A-1       128,550,000        5.000%         $25,000            $1
Class 8-A-1        32,766,000        5.500%         $25,000            $1
Class 15-PO         1,821,350          (1)          $25,000            $1
Class 30-PO         3,037,521          (1)          $25,000            $1
Class 15-A-X       23,946,361(2)     5.000%        $100,000            $1
Class 30-A-X       48,642,029(3)     6.500%        $100,000            $1
Class A-R                $100                          $100            N/A
Class 15-B-1        5,414,000        5.000%         $25,000            $1
Class 15-B-2        1,453,000        5.000%         $25,000            $1
Class 15-B-3        1,188,000        5.000%         $25,000            $1
Class 15-B-4          396,000        5.000%         $25,000            $1
Class 15-B-5          528,000        5.000%         $25,000            $1
Class 15-B-6          529,297        5.000%         $25,000            $1
Class 30-B-1       25,062,000          (4)          $25,000            $1
Class 30-B-2       10,741,000          (4)          $25,000            $1
Class 30-B-3        7,161,000          (4)          $25,000            $1
Class 30-B-4        4,376,000          (4)          $25,000            $1
Class 30-B-5        3,580,000          (4)          $25,000            $1
Class 30-B-6        3,581,380          (4)          $25,000            $1

------------

(1) The Class 15-PO and Class 30-PO Certificates are Principal Only Certificates and will not be entitled to distributions in respect of interest.

(2) The Class 15-A-X Certificates are Interest Only Certificates, shall not be entitled to distributions in respect of principal and shall bear interest on the Class 15-A-X Notional Amount.

(3) The Class 30-A-X Certificates are Interest Only Certificates, shall not be entitled to distributions in respect of principal and shall bear interest on the Class 30-A-X Notional Amount.

(4) The Pass-Through Rate on the Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4, Class 30-B-5 and Class 30-B-6 Certificates shall be the per annum rate equal to the weighted average of 6.500% for each of Loan Group 1 and Loan Group 2, 6.000% for each of Loan Group 3 and Loan Group 6, and 5.500% for each of Loan Group 4 and Loan Group 8, weighted on the basis of the Group Subordinate Amount for each such Loan Group. The Pass-Through Rate for the Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4, Class 30-B-5 and Class 30-B-6 Certificates for the first Interest Accrual Period shall equal 5.865%.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Offered  Certificates  other than the Physical Certificates.

ERISA-Restricted
  Certificates............... The Residual Certificates and the Private
                              Certificates, and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter's Exemption.

Group 1 Certificates......... The Class 1-A-1 Certificates.

Group 2 Certificates......... The Class 2-A-1 Certificates.

Group 3 Certificates......... The Class 3-A-1 Certificates.

Group 4 Certificates......... The Class 4-A-1 Certificates and Class A-R
                              Certificates.

Group 5 Certificates......... The Class 5-A-1 Certificates.

Group 6 Certificates......... The Class 6-A-1 Certificates.

Group 7 Certificates......... The Class 7-A-1 Certificates.

Group 8 Certificates......... The Class 8-A-1 Certificates.

Interest Only
  Certificates............... The Class 15-A-X and Class 30-A-X Certificates.

Offered Certificates......... All Classes of Certificates other than the Private
                              Certificates.

Physical Certificates........ The Private Certificates and the Residual
                              Certificates.

Principal Only
  Certificates............... The Class 15-PO and Class 30-PO Certificates.

Private Certificates......... The Class 15-B-4, Class 15-B-5, Class 15-B-6,
                              Class 30-B-4, Class 30-B-5 and Class 30-B-6
                              Certificates.

Rating Agencies.............. Moody's and S&P.

Regular Certificates......... All Classes of Certificates, other than the
                              Residual Certificates.

Residual Certificates........ The Class A-R Certificates.

Senior Certificates.......... The Group 1, Group 2, Group 3, Group 4, Group 5,
                              Group 6, Group 7, and Group 8 Certificates, the Interest Only Certificates and the Principal Only Certificates.

Subordinate
  Certificates............... The Class 15-B-1, Class 15-B-2, Class 15-B-3,
                              Class 15-B-4, Class 15-B-5, Class 15-B-6, Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4,
                              Class 30-B-5 and Class 30-B-6 Certificates.

15-Year Subordinate
  Certificates............... The Class 15-B-1, Class 15-B-2, Class 15-B-3,
                              Class 15-B-4, Class 15-B-5 and Class 15-B-6
                              Certificates.

30-Year Subordinate
  Certificates............... The Class 30-B-1, Class 30-B-2, Class 30-B-3,
                              Class 30-B-4, Class 30-B-5 and Class 30-B-6
                              Certificates.

            Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                   ARTICLE I

                                   DEFINITIONS


                  Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  15-Year Senior Certificates: The Group 5 Certificates, Group 7 Certificates and Class 15-A-X and Class 15-PO Certificates.

                  15-Year Certificate Groups: Certificate Group 5 and Certificate Group 7.

                  15-Year Loan Groups: Loan Group 5 and Loan Group 7.

                  15-Year Loans: The Group 5 Loans and Group 7 Loans.

                  15-Year Subordinate Certificates: As specified in the Preliminary Statement.

                  30-Year Senior Certificates: The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates, Group 6 Certificates, Group 8 Certificates and Class 30-A-X and Class 30-PO Certificates.

                  30-Year Certificate Groups: Certificate Group 1, Certificate Group 2, Certificate Group 3, Certificate Group 4, Certificate Group 6 and Certificate Group 8.

                  30-Year Loan Groups: Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 6 and Loan Group 8.

                  30-Year Loans: The Group 1 Loans, Group 2 Loans, Group 3 Loans, Group 4 Loans, Group 6 Loans and Group 8 Loans.

                  30-Year  Subordinate  Certificates:   As  specified  in  the
Preliminary Statement.

                  Accrued Certificate Interest: With respect to any Distribution Date and any interest-bearing Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Principal Balance or Notional Amount, as applicable, subject to reduction as provided in
Section 4.02(c) plus (ii) any Class Unpaid Interest Amounts for such Class.

                  Adjustment Amount: With respect to each Special Hazard Loss Coverage Amount and, with respect to each anniversary of the Cut-off Date, the amount, if any, by which such Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the outstanding principal balance of all the related Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of related Mortgage Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary, and (z) twice the outstanding principal balance of the related Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

                  Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01.

                  Affiliate: When used with reference to a specified Person that
(i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

                  Aggregate  15-Year  Subordinate  Optimal  Principal  Amount:
For any Distribution Date, the sum of the Subordinate Optimal Principal Amounts for the 15-Year Loans.

                  Aggregate  30-Year  Subordinate  Optimal  Principal  Amount:
For any Distribution Date, the sum of the Subordinate Optimal Principal Amounts for the 30-Year Loans.

                  Aggregate Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Aggregate Subordinate Percentage: (A) With respect to the 15-Year Subordinate Certificates and as of any Distribution Date, the aggregate Class Principal Balance for the 15-Year Subordinate Certificates divided by the sum of the Group Pool Principal Balance for the 15-Year Loan Groups (net of the PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in such Loan Groups), and (B) with respect to the 30-Year Subordinate Certificates and as of any Distribution Date, the aggregate Class Principal Balance for the 30-Year Subordinate Certificates divided by the sum of the Group Pool Principal Balance for the 30-Year Loan Groups (net of the PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in such Loan Groups).

                  Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

                  Alliance Mortgage: Alliance Mortgage Company, and its successors and assigns, in its capacity as Servicer of the Alliance Mortgage Loans.

                  Alliance Mortgage Loans: The Mortgage Loans for which Alliance Mortgage is listed as "Servicer" on the Mortgage Loan Schedule.

                  Alliance Mortgage Servicing Agreement: Solely with respect to the Alliance Mortgage Loans, the Seller's Purchase, Warranties and Servicing Agreement, dated as of May 1, 2002, between the Transferor, as purchaser, and Alliance Mortgage, as seller and as servicer, and as the same may be amended further from time to time, and any term sheets related to the Alliance Mortgage Loans.

                  Allocable Share: For any Distribution Date and (A) with respect to each Class of 15-Year Subordinate Certificates, the portion of the Aggregate 15-Year Subordinate Optimal Principal Amount allocable to such Class, equal to the product of the Aggregate 15-Year Subordinate Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance thereof and the denominator of which is the aggregate of the Class Principal Balances of the 15-Year Subordinate Certificates, and (B) with respect to each Class of 30-Year Subordinate Certificates, the portion of the Aggregate 30-Year Subordinate Optimal Principal Amount allocable to such Class, equal to the product of the Aggregate 30-Year Subordinate Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance thereof and the denominator of which is the aggregate of the Class Principal Balances of the 30-Year Subordinate Certificates.

                  Amount Available for Group 1 Principal: As to any Distribution Date, Group 1 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 1 Certificates and Class 30-A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (A).

                  Amount Available for Group 2 Principal: As to any Distribution Date, Group 2 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 2 Certificates and Class 30-A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (B).

                  Amount Available for Group 3 Principal: As to any Distribution Date, Group 3 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 3 Certificates and Class 30-A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (C).

                  Amount Available for Group 4 Principal: As to any Distribution Date, Group 4 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 4 Certificates and Class 30-A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (D).

                  Amount Available for Group 5 Principal: As to any Distribution Date, Group 5 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 5 Certificates and Class 15-A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (E).

                  Amount Available for Group 6 Principal: As to any Distribution Date, Group 6 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 6 Certificates and Class 30-A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (F).

                  Amount Available for Group 7 Principal: As to any Distribution Date, Group 7 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 7 Certificates and Class 15-A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (G).

                  Amount Available for Group 8 Principal: As to any Distribution Date, Group 8 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 8 Certificates and Class 30-A-X Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (H).

                  Amount Held for Future Distribution: As to any Distribution Date and any Mortgage Loan or Loan Group, the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date with respect to such Mortgage Loan or Loan Group at the close of business on the related Servicer Remittance Date on account of (i) Principal Prepayments received after the related Prepayment Period, and Liquidation Proceeds and Insurance Proceeds received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

                  Apportioned Subordinate Principal Distribution Amount: For any Distribution Date and (A) any Class of 15-Year Subordinate Certificates, the product of (i) the Subordinate Principal Distribution Amount for the 15-Year Subordinate Certificates net of any portion thereof applied to pay any related Group PO Deferred Amount and (ii) the related Apportionment Fraction, and (B) any Class of 30-Year Subordinate Certificates, the product of (i) the Subordinate Principal Distribution Amount for the 30-Year
Subordinate Certificates net of any portion thereof applied to pay any related Group PO Deferred Amount and (ii) the related Apportionment Fraction.

                  Apportionment Fraction: (A) With respect to the 15-Year Subordinate Certificates and for any Distribution Date, in the event that the Class Principal Balances of the Group 5 or Group 7 Certificates has been reduced to zero, a fraction the numerator of which is equal to the Subordinate Optimal Principal Amount of the Loan Group related to such Certificate Group, and the denominator of which is equal to the Aggregate 15-Year Subordinate Optimal Principal Amount and (B) with respect to the 30-Year Subordinate Certificates and for any Distribution Date, in the event that the Class Principal Balances of the Group 1, Group 2, Group 3, Group 4, Group 6 or Group 8 Certificates has been reduced to zero, a fraction the numerator of which is equal to the Subordinate Optimal Principal Amount of the Loan Group related to such Certificate Group, and the denominator of which is equal to the Aggregate 30-Year Subordinate Optimal Principal Amount.

                  Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made-at the time of the origination of such Refinancing Mortgage Loan as modified by an updated appraisal.

                  Assignment: An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

                  Assignment Agreements: The following Assignment, Assumption and Recognition Agreements, each dated as of July 30, 2003, whereby certain Servicing Agreements solely with respect to the related Mortgage Loans were assigned to the Depositor for the benefit of the Certificateholders:

                  (a) The Assignment, Assumption and Recognition Agreement among Alliance, as company, the Transferor and the Depositor;

                  (b) The Assignment, Assumption and Recognition Agreement among Bank of America, as company, the Transferor and the Depositor;

                  (c) The Assignment, Assumption and Recognition Agreement among Bank One, as company, the Transferor and the Depositor;

                  (d) The Assignment, Assumption and Recognition Agreement among Cendant, as company, the Transferor and the Depositor;

                  (e) The Assignment, Assumption and Recognition Agreement among CitiMortgage, as company, the Transferor and the Depositor;

                  (f) The Assignment, Assumption and Recognition Agreement among Commercial Federal, as company, the Transferor and the Depositor;

                  (g) The Assignment, Assumption and Recognition Agreement among Countrywide, as company, the Transferor and the Depositor;

                  (h) The Assignment, Assumption and Recognition Agreement among GMACM, as company, the Transferor and the Depositor;

                  (i) The Assignment, Assumption and Recognition Agreement among Greenpoint, as company, the Transferor and the Depositor;

                  (j) The Assignment, Assumption and Recognition Agreement among National City, as company, the Transferor and the Depositor;

                  (k) The Assignment, Assumption and Recognition Agreement among Nexstar, as company, the Transferor and the Depositor;

                  (l) The Assignment, Assumption and Recognition Agreement among PrimeWest, as company, the Transferor and the Depositor;

                  (m) The Assignment, Assumption and Recognition Agreement among WAMU, as company, the Transferor and the Depositor;

                  (n) The Assignment, Assumption and Recognition Agreement among WFHM, as company, the Transferor and the Depositor; and

                  (o) The Assignment, Assumption and Recognition Agreement among WMMSC, as company, the Transferor and the Depositor.

                  Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns, in its capacity as Servicer of the Bank of America Mortgage Loans.

                  Bank of America Mortgage Loans: The Mortgage Loans for which Bank of America is listed as "Servicer" on the Mortgage Loan Schedule.

                  Bank of America Servicing Agreement: Solely with respect to the Bank of America Mortgage Loans, the Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated as of February 1, 2003, between the Transferor, as purchaser, and Bank of America, as seller and as servicer, and as the same may be amended further from time to time, and any term sheets related to the Bank of America Mortgage Loans.

                  Bank One: Bank One, N.A., a national banking association, and its successors and assigns, in its capacity as Servicer of the Bank One Mortgage Loans.

                  Bank One Mortgage Loans: The Mortgage Loans for which Bank One is listed as "Servicer" on the Mortgage Loan Schedule.

                  Bank One Servicing Agreement: Solely with respect to the Bank One Mortgage Loans, the Master Seller's Purchase, Warranties and Servicing Agreement, dated as of November 1, 2002, between the Transferor, as purchaser, and Bank One, as seller and as servicer, as the same may be amended from time to time, and any assignments and conveyances related to the Bank One Mortgage Loans.

                  Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

                  Bankruptcy Coverage Termination Date: With respect to any Group, the point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

                  Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported by the applicable Servicer to the Master Servicer; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that either the Master Servicer or the applicable Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by either the Master Servicer or the applicable Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

                  Bankruptcy Loss Coverage Amount: As of any Distribution Date and (A) with respect to the 15-Year Loan Groups, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount for the 15-Year Loans as reduced by (i) the aggregate amount of Bankruptcy Losses relating to the 15-Year Loans since the Cut-off Date and (ii) any permissible reductions in such Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction or modification will not adversely affect the then current ratings assigned to the Senior Certificates rated by it, and (B) with respect to the 30-Year Loan Groups, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount for the 30-Year Loans as reduced by (i) the aggregate amount of Bankruptcy Losses relating to the 30-Year Loans since the Cut-off Date and (ii) any permissible reductions in such Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction or modification will not adversely affect the then current ratings assigned to the Senior Certificates rated by it.

                  Book-Entry Certificates: As specified in the Preliminary Statement.

                  Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the City of New York, New York, Minnesota, Maryland, or the cities in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

                  Cendant: Cendant Mortgage Corporation, and its successors and assigns, in its capacity as Servicer of the Cendant Mortgage Loans.

                  Cendant Mortgage Loans: The Mortgage Loans for which Cendant is listed as "Servicer" on the Mortgage Loan Schedule.

                  Cendant Servicing Agreement: Solely with respect to the Cendant Mortgage Loans, the Flow Mortgage Loan Sale and Servicing Agreement, dated as of August 1, 2001, between the Transferor, as purchaser, and Cendant, as seller and as servicer, and as the same may be amended further from time to time, and any term sheets related to the Cendant Mortgage Loans.

                  Certificate: Any one of the Certificates executed by the Trustee on behalf of the Trust and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A through F.

                  Certificate Group: Any of the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7 and Group 8 Certificates, as applicable.

                  Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

                  Certificate Principal Balance: With respect to any Certificate (other than the Interest Only Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Principal Balance previously allocated thereto pursuant to Section 4.03; provided, however, that pursuant to
Section 4.03(d), the Class Principal Balance of a Class of Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Recovery on a related Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class.

                  Certificate Register: The register maintained pursuant to
Section 5.02 hereof.

                  Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Master Servicer or the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class As a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Master Servicer or the Depositor.

                  Certification: As specified in Section 8.12(d).

                  CitiMortgage: CitiMortgage, Inc., and its successors and assigns, in its capacity as Servicer of the CitiMortgage Mortgage Loans.

                  CitiMortgage Mortgage Loans: The Mortgage Loans for which CitiMortgage is listed as "Servicer" on the Mortgage Loan Schedule.

                  CitiMortgage Servicing Agreement: Solely with respect to the CitiMortgage Mortgage Loans, the Mortgage Loan Sale and Servicing Agreement, dated as of May 30, 2003 between the Transferor, as purchaser, and CitiMortgage, as seller and as servicer, and as the same may be amended further from time to time, and any term sheets related to the CitiMortgage Mortgage Loans.

                  Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

                  Class A-LR Interest: The "residual interest" in the Lower-Tier REMIC, represented by the Class A-R Certificates.

                  Class A-UR Interest: The "residual interest" in the Upper-Tier REMIC, represented by the Class A-R Certificates.

                  Class Interest Shortfall: As to any Distribution Date and any interest-bearing Class, the amount by which the amount described in clause (i) of the definition of Accrued Certificate Interest for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

                  Class Prepayment Distribution Trigger: (A) With respect to any Class of 15-Year Subordinate Certificates and any Distribution Date, if either
(i) the fraction, the numerator of which is the aggregate Class Principal Balance of such Class and each Class of 15-Year Subordinate Certificates subordinate thereto, immediately prior to such Distribution Date, and the denominator of which is the Aggregate 15-Year Pool Principal Balance with respect to that Distribution Date, equals or exceeds such percentage calculated as of the Closing Date or (ii) such Class of 15-Year Subordinate Certificates is the only Class of 15-Year Subordinate Certificates then outstanding, and (B) with respect to any Class of 30-Year Subordinate Certificates and any Distribution Date, if either (i) the fraction, the numerator of which is the aggregate Class Principal Balance of such Class and each Class of 30-Year Subordinate Certificates subordinate thereto, immediately prior to such Distribution Date, and the denominator of which is the Aggregate 30-Year Pool Principal Balance with respect to that Distribution Date, equals or exceeds such percentage calculated as of the Closing Date or (ii) such Class of 30-Year Subordinate Certificates is the only Class of 30-Year Subordinate Certificates then outstanding.

                  Class Principal Balance: With respect to any Class (other than a Class of Interest Only Certificates) and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

                  Class Unpaid Interest Amounts: As to any Distribution Date and any interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Accrued Certificate Interest for such Class.

                  Closing Date: July 30, 2003.

                  Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

                  Collection Account: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.07 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "JPMorgan Chase Bank, in trust for the registered holders of MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates Series 2003-5."

                  Commercial Federal Bank: Commercial Federal Bank, and its successors and assigns, in its capacity as Servicer of the Commercial Federal Bank Mortgage Loans.

                  Commercial Federal Bank Mortgage Loans: The Mortgage Loans for which Commercial Federal Bank is listed as "Servicer" on the Mortgage Loan Schedule.

                  Commercial Federal Bank Servicing Agreement: Solely with respect to the Commercial Federal Bank Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of April 1, 2003, between the Transferor, as purchaser, and Commercial Federal Bank, as seller and as servicer, as the same may be amended from time to time, and any assignments and conveyances related to the Commercial Federal Bank Mortgage Loans.

                  Compensating Interest: With respect to any Distribution Date and any Servicer, the amount required to be paid by such Servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Mortgage Loans serviced by such Servicer for the related Distribution Date.

                  Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Corporate Trust Services MASTR Alternative Loan Trust 2003-5, telephone no. (212) 623 5600, facsimile no. (212) 623-5930, which is the address to which appropriate notices to and correspondence with the Trustee should be directed.

                  Countrywide: Countrywide Home Loans, Inc., and its successors and assigns, in its capacity as Servicer of the Countrywide Mortgage Loans.

                  Countrywide Mortgage Loans: The Mortgage Loans for which Countrywide is listed as "Servicer" on the Mortgage Loan Schedule.

                  Countrywide Servicing Agreement: Solely with respect to the Countrywide Mortgage Loans, the Mortgage Loan Purchase and Servicing Agreement, dated as of February 25, 2003, between the Transferor, as purchaser, and Countrywide, as seller and as servicer, as the same may be amended from time to time, and any assignments and conveyances related to the Countrywide Mortgage Loans.

                  Cross-Over Date: (A) With respect to the 15-Year Loan Groups and related Classes of Certificates, the Distribution Date on which the Class Principal Balances of the 15-Year Subordinate Certificates have been reduced to zero, and (B) with respect to the 30-Year Loan Groups and related Classes of Certificates, the Distribution Date on which the Class Principal Balances of the 30-Year Subordinate Certificates have been reduced to zero

                  Custodian: Wells Fargo, with respect to those Mortgage Loans for which Wells Fargo, is listed under the heading "Custodian" in the Mortgage Loan Schedule, and which were not originated by WMMSC or an affiliate thereof, and any successor thereto. U.S. Bank with respect to those Mortgage Loans for which U.S. Bank is listed under the heading "Custodian" in the Mortgage Loan Schedule, and which were originated by WMMSC or an affiliate thereof, and any successor thereto.

                  Cut-off Date: July 1, 2003.

                  Cut-off Date Pool Balance: $1,059,749,651.01.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

                  Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

                  Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

                  Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

                  Deleted Mortgage Loan: As defined in Section 2.03 hereof.

                  Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Principal Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

                  Depositor: Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

                  Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  Determination Date: The date on which a Servicer is required to determine the amount it is required to advance pursuant to the applicable Servicing Agreement.

                  Discount Mortgage Loan: Any Group 1, Group 2, Group 3, Group 4, Group 5, Group 7 or Group 8 Mortgage Loan with a Net Mortgage Rate that is less than the related Required Coupon as of the Cut-off Date. There are no Discount Mortgage Loans in Loan Group 6.

                  Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.07 in the name of the Trustee for the benefit of the Certificateholders and designated "JPMorgan Chase Bank, in trust for registered holders of MASTR Alternative Loan Trust 2003-5 Mortgage Pass Through Certificates, Series 2003-5." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

                  Distribution Account Deposit Date: As to any Distribution Date, one Business Day prior to such Distribution Date.

                  Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in August 2003.

                  Distribution Date Statement: The statement delivered to the Certificateholders pursuant to Section 4.04.

                  Due Date: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

                  Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a non-interest bearing segregated trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

                  Eligible Substitute Mortgage Loan: With respect to a Mortgage Loan substituted by the Transferor for a Deleted Mortgage Loan, a Mortgage Loan which must, on the date of such substitution, (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Scheduled Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.03 hereof; (vi) be the same credit grade category as the Deleted Mortgage Loan; and (vii) have the same prepayment penalty term. Any Mortgage Loan substituted for a Discount Mortgage Loan shall for all purposes of this Agreement be treated as having the same interest rate as the Mortgage Loan it replaced, except that any excess interest shall be paid to (a) the Class 15-A-X Certificates, in the case of a Mortgage Loan substituted for a Discount Mortgage Loan in any of the 15-Year Loan Groups and (b) the Class 30-A-X Certificates, in the case of a Mortgage Loan substituted for a Discount Mortgage Loan in any of the 30-Year Loan Groups.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  ERISA-Restricted Certificate: As specified in the Preliminary Statement.

                  Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.08 hereof.

                  Excess Loss: The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Deficient Valuation realized after the Bankruptcy Coverage Termination Date.

                  Excess Proceeds: With respect to any Liquidated Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Loan, exceeds (i) the Scheduled Principal Balance of such Liquidated Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

                  Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                  Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

                  Fitch: Fitch, Inc., or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(b), the address for notices to Fitch shall be One State Street Plaza, New York, NY 10004, Attention: MBS Monitoring MASTR Alternative Loan Trust 2003-5, or such other address as Fitch may hereafter furnish to each party to this Agreement.

                  Fraud Loan: A Liquidated Loan as to which a Fraud Loss has occurred.

                  Fraud Loss Coverage Amount: (A) With respect to the 15-Year Loan Groups, as of the Closing Date, $7,923,289, subject to reduction from time to time by the amount of Fraud Losses that would have been previously allocated to the 15-Year Subordinate Certificates in the absence of the related Loss Allocation Limitation. In addition, such Fraud Loss Coverage Amount will be reduced as follows: (a) on the first anniversary of the Cut-off Date, to an amount equal to $5,282,193 less the amount of Fraud Losses that would have been previously allocated to the 15-Year Subordinate Certificates in the absence of the related Loss Allocation Limitation, (b) on the second anniversary of the Cut-off Date, to an amount equal to $2,641,096 less the amount of Fraud Losses that would have been previously allocated to the 15-Year Subordinate Certificates in the absence of the related Loss Allocation Limitation and (c) on the earlier to occur of the related Cross-Over Date and the fifth anniversary of the related Cut-off Date, to zero; and

                  (B) With respect to the 30-Year Loan Groups, as of the Closing Date, $23,869,200, subject to reduction from time to time by the amount of Fraud Losses that would have been previously allocated to the 30-Year Subordinate Certificates in the absence of the related Loss Allocation Limitation. In addition, such Fraud Loss Coverage Amount will be reduced as follows: (a) on the first anniversary of the Cut-off Date, to an amount equal to $15,912,800 less the amount of Fraud Losses that would have been previously allocated to the 30-Year Subordinate Certificates in the absence of the related Loss Allocation Limitation, (b) on the second anniversary of the Cut-off Date, to an amount equal to $7,956,400 less the amount of Fraud Losses that would have been previously allocated to the 30-Year Subordinate Certificates in the absence of the related Loss Allocation Limitation and (c) on the earlier to occur of the related Cross-Over Date and the fifth anniversary of the related Cut-off Date, to zero.

                  Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

                  Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation as reported by the applicable Servicer to the Master Servicer.

                  Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  GMAC: GMAC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as servicer of the GMAC Mortgage Loans.

                  GMAC Serviced Mortgage Loans: The Mortgage Loans for which GMAC is listed as "Servicer" on the Mortgage Loan Schedule.

                  GMAC Servicing Agreement: The Servicing Agreement, dated as of November 1, 2001, between the Transferor and GMAC, as the same may be amended from time to time.

                  Greenpoint: Greenpoint Mortgage Funding, Inc., and its successors and assigns, in its capacity as Servicer of the Greenpoint Mortgage Loans.

                  Greenpoint Mortgage Loans: The Mortgage Loans for which Greenpoint is listed as "Servicer" on the Mortgage Loan Schedule.

                  Greenpoint Servicing Agreement: Solely with respect to the Greenpoint Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of March 1, 2003 between the Transferor, as purchaser, and Greenpoint, as seller and as servicer, and as the same may be amended further from time to time, and any conveyances related to the Greenpoint Mortgage Loans.

                  Group 1 Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 1 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 1 Mortgage Loans and net of amounts (i) permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (x) and (xi) of
Section 3.10(a) and (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 1 Mortgage Loans, (b) the amount of the related Advances related to the Group 1 Mortgage Loans and (c) in connection with Defective Mortgage Loans in Loan Group 1, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

                  Group 1 Certificates: As specified in the Preliminary
Statement.

                  Group 1 Discount Mortgage Loan: A Group 1 Mortgage Loan that is a Discount Mortgage Loan.

                  Group 1 Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 1 Mortgage Loans.

                  Group 1 Non-Discount Mortgage Loan: A Group 1 Mortgage Loan that is a Non-Discount Mortgage Loan.

                  Group 1 Non-PO Formula Principal Amount: As to any Distribution Date, the sum for all Group 1 Mortgage Loans of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 1 Mortgage Loan on the related Due Date, (b) the Purchase Price of such Group 1 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 1 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 1 Mortgage Loan, if it is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 1 Mortgage Loan became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Group 1 Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received on such Group 1 Mortgage Loans during the related Prepayment Period, (ii) all partial Principal Prepayments on such Group 1 Mortgage Loans applied during the related Prepayment Period and (iii) if there are Discount Mortgage Loans in Loan Group 1, the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the related Class of Principal Only Certificates pursuant to clause (f)(iii) of the definition of "Group PO Distribution Amount" for such Loan Group.

                  Group 1 Optimal Principal Amount: For any Distribution Date, the sum for all Group 1 Mortgage Loans of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Group 1 Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Group 1 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Group 1 Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group 1 Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Group 1 Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 1 Mortgage Loan that is not a Liquidated Loan, the Group 1 Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 1 PO Deferred Amount: As to any Distribution Date on or prior to the related Cross-Over Date, the sum of (i) the sum for all of the Group 1 Discount Mortgage Loans of the applicable PO Percentage for each such Mortgage Loan of the principal portion of each Realized Loss, other than an Excess Loss, on such Group 1 Discount Mortgage Loan, to be allocated to the Class 30-PO Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class 30-PO Certificates in respect of such losses and not distributed to the Class 30-PO Certificates on prior Distribution Dates. After the related Cross-Over Date, the Group 1 PO Deferred Amount shall be zero.

                  Group 1 PO Distribution Amount: As to any Distribution Date, the sum for all of the Group 1 Discount Mortgage Loans of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 1 Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Group 1 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 1 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 1 Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 1 Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Group 1 Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Group 1 Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Group 1 Mortgage Loan received during the related Prepayment Period, (ii) all partial Principal Prepayments with respect to such Group 1 Mortgage Loan applied during the related Prepayment Period and (iii) any Recoveries received in respect of such Group 1 Mortgage Loan, but in no event to exceed the Group 1 PO Deferred Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 1 Mortgage Loan that is not a Liquidated Loan, the Group 1 PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 1 Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 1 Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Group 1 Subordinate Amount: As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans (net of the PO Percentage of each Group 1 Mortgage Loan) over (ii) the sum of the Class Principal Balances of the Group 1 Certificates (other than the related Interest Only Certificates).

                  Group 2 Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 2 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 2 Mortgage Loans and net of amounts (i) permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (x) and (xi) of
Section 3.10(a) and (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 2 Mortgage Loans, (b) the amount of the related Advances related to the Group 2 Mortgage Loans and (c) in connection with Defective Mortgage Loans in Loan Group 2, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

                  Group 2 Certificates: As specified in the Preliminary
Statement.

                  Group 2 Discount Mortgage Loan: A Group 2 Mortgage Loan that is a Discount Mortgage Loan.

                  Group 2 Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 2 Mortgage Loans.

                  Group 2 Non-Discount Mortgage Loan: A Group 2 Mortgage Loan that is a Non-Discount Mortgage Loan.

                  Group 2 Non-PO Formula Principal Amount: As to any Distribution Date, the sum for all Group 2 Mortgage Loans of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 2 Mortgage Loan on the related Due Date, (b) the Purchase Price of such Group 2 Mortgage Loan to the extent it was repurchased by the Transferor pursuant to this Agreement, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 2 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 2 Mortgage Loan, to the extent it is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 2 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Group 2 Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received on such Group 2 Mortgage Loan during the related Prepayment Period, (ii) all partial Principal Prepayments on such Group 2 Mortgage Loan applied during the related Prepayment Period and (iii) if there are Discount Mortgage Loans in Loan Group 2, the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the related Principal Only Certificates pursuant to clause (f)(iii) of the definition of "Group PO Distribution Amount" for such Loan Group.

                  Group 2 Optimal Principal Amount: For any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Group 2 Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Group 2 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Group 2 Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group 2 Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Group 2 Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 2 Mortgage Loan that is not a Liquidated Loan, the Group 2 Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 2 PO Deferred Amount: As to any Distribution Date on or prior to the related Cross-Over Date, the sum of (i) the sum for all of the Group 2 Discount Mortgage Loans of the applicable PO Percentage for each such Mortgage Loan of the principal portion of each Realized Loss, other than an Excess Loss, on such Group 2 Discount Mortgage Loan, to be allocated to the Class 30-PO Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class 30-PO Certificates in respect of such losses and not distributed to the Class 30-PO Certificates on prior Distribution Dates. After the related Cross-Over Date, the Group 2 PO Deferred Amount shall be zero.

                  Group 2 PO Distribution Amount: As to any Distribution Date, the sum for all of the Group 2 Discount Mortgage Loans of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 2 Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Group 2 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 2 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 2 Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 2 Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Group 2 Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Group 2 Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Group 2 Mortgage Loan received during the related Prepayment Period, (ii) all partial Principal Prepayments with respect to such Group 2 Mortgage Loan applied during the related Prepayment Period and (iii) any Recoveries received in respect of such Group 2 Mortgage Loan, but in no event to exceed the Group 2 PO Deferred Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 2 Mortgage Loan that is not a Liquidated Loan, the Group 2 PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 2 Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 2 Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Group 2 Subordinate Amount: As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans (net of the PO Percentage of each Group 2 Mortgage Loan) over (ii) the sum of the Class Principal Balances of the Group 2 Certificates (other than the related Interest Only Certificates).

                  Group 3 Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 3 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 3 Mortgage Loans and net of (i) amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (x) and (xi) of
Section 3.10(a) and (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 3 Mortgage Loans, (b) the amount of the related Advances related to the Group 3 Mortgage Loans and (c) in connection with Defective Mortgage Loans in Loan Group 3, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

                  Group 3 Certificates: As specified in the Preliminary
Statement.

                  Group 3 Discount Mortgage Loan: A Group 3 Mortgage Loan that is a Discount Mortgage Loan.

                  Group 3 Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 3 Mortgage Loans.

                  Group 3 Non-Discount Mortgage Loan: A Group 3 Mortgage Loan that is a Non-Discount Mortgage Loan.

                  Group 3 Non-PO Formula Principal Amount: As to any Distribution Date, the sum for all Group 3 Mortgage Loans of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 3 Mortgage Loan on the related Due Date, (b) the Purchase Price of such Group 3 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 3 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 3 Mortgage Loan, if it is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 3 Mortgage Loan became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Group 3 Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received on such Group 3 Mortgage Loans during the related Prepayment Period, (ii) all partial Principal Prepayments on such Group 3 Mortgage Loans applied during the related Prepayment Period and (iii) if there are Discount Mortgage Loans in Loan Group 3, the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the related Class of Principal Only Certificates pursuant to clause (f)(iii) of the definition of "Group PO Distribution Amount" for such Loan Group.

                  Group 3 Optimal Principal Amount: For any Distribution Date, the sum for all Group 3 Mortgage Loans of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Group 3 Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Group 3 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Group 3 Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group 3 Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Group 3 Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 3 Mortgage Loan that is not a Liquidated Loan, the Group 3 Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 3 PO Deferred Amount: As to any Distribution Date on or prior to the related Cross-Over Date, the sum of (i) the sum for all of the Group 3 Discount Mortgage Loans of the applicable PO Percentage for each such Mortgage Loan of the principal portion of each Realized Loss, other than an Excess Loss, on such Group 3 Discount Mortgage Loan, to be allocated to the Class 30-PO Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class 30-PO Certificates in respect of such losses and not distributed to the Class 30-PO Certificates on prior Distribution Dates. After the related Cross-Over Date, the related Group 3 PO Deferred Amount shall be zero.

                  Group 3 PO Distribution Amount: As to any Distribution Date, the sum for all of the Group 3 Discount Mortgage Loans of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 3 Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Group 3 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 3 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 3 Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 3 Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Group 3 Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Group 3 Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Group 3 Mortgage Loan received during the related Prepayment Period, (ii) all partial Principal Prepayments with respect to such Group 3 Mortgage Loan applied during the related Prepayment Period and (iii) any Recoveries received in respect of such Group 3 Mortgage Loan, but in no event to exceed the Group 3 PO Deferred Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 3 Mortgage Loan that is not a Liquidated Loan, the Group 3 PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 3 Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 3 Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Group 3 Subordinate Amount: As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans (net of the PO Percentage of each Group 3 Mortgage Loan) over (ii) the sum of the Class Principal Balances of the Group 3 Certificates (other than the related Interest Only Certificates).

                  Group 4 Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 4 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 4 Mortgage Loans and net of (i) amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (x) and (xi) of
Section 3.10(a) and (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 4 Mortgage Loans, (b) the amount of the related Advances related to the Group 4 Mortgage Loans and (c) in connection with Defective Mortgage Loans in Loan Group 4, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

                  Group 4 Certificates: As specified in the Preliminary
Statement.

                  Group 4 Discount Mortgage Loan: A Group 4 Mortgage Loan that is a Discount Mortgage Loan.

                  Group 4 Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 4 Mortgage Loans.

                  Group 4 Non-Discount Mortgage Loan: A Group 4 Mortgage Loan that is a Non-Discount Mortgage Loan.

                  Group 4 Non-PO Formula Principal Amount: As to any Distribution Date, the sum for all Group 4 Mortgage Loans of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 4 Mortgage Loan on the related Due Date, (b) the Purchase Price of such Group 4 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 4 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 4 Mortgage Loan, if it is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 4 Mortgage Loan became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Group 4 Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received on such Group 4 Mortgage Loans during the related Prepayment Period, (ii) all partial Principal Prepayments on such Group 4 Mortgage Loans applied during the related Prepayment Period and (iii) if there are Discount Mortgage Loans in Loan Group 4, the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the related Class of Principal Only Certificates pursuant to clause (f)(iii) of the definition of "Group PO Distribution Amount" for such Loan Group.

                  Group 4 Optimal Principal Amount: For any Distribution Date, the sum for all Group 4 Mortgage Loans of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Group 4 Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Group 4 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Group 4 Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group 4 Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Group 4 Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 4 Mortgage Loan that is not a Liquidated Loan, the Group 4 Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 4 PO Deferred Amount: As to any Distribution Date on or prior to the related Cross-Over Date, the sum of (i) the sum for all of the Group 4 Discount Mortgage Loans of the applicable PO Percentage for each such Mortgage Loan of the principal portion of each Realized Loss, other than an Excess Loss, on such Group 4 Discount Mortgage Loan, to be allocated to the Class 30-PO Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class 30-PO Certificates in respect of such losses and not distributed to the Class 30-PO Certificates on prior Distribution Dates. After the related Cross-Over Date, the related Group 4 PO Deferred Amount shall be zero.

                  Group 4 PO Distribution Amount: As to any Distribution Date, the sum for all of the Group 4 Discount Mortgage Loans of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 4 Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Group 4 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 4 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 4 Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 4 Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Group 4 Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Group 4 Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Group 4 Mortgage Loan received during the related Prepayment Period, (ii) all partial Principal Prepayments with respect to such Group 4 Mortgage Loan applied during the related Prepayment Period and (iii) any Recoveries received in respect of such Group 4 Mortgage Loan, but in no event to exceed the Group 4 PO Deferred Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 4 Mortgage Loan that is not a Liquidated Loan, the Group 4 PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 4 Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 4 Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Group 4 Subordinate Amount: As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans (net of the PO Percentage of each Group 4 Mortgage Loan) over (ii) the sum of the Class Principal Balances of the Group 4 Certificates (other than the related Interest Only Certificates).

                  Group 5 Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 5 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 5 Mortgage Loans and net of (i) amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (x) and (xi) of
Section 3.10(a) and (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 5 Mortgage Loans, (b) the amount of the related Advances related to the Group 5 Mortgage Loans and (c) in connection with Defective Mortgage Loans in Loan Group 5, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

                  Group 5 Certificates: As specified in the Preliminary
Statement.

                  Group 5 Discount Mortgage Loan: A Group 5 Mortgage Loan that is a Discount Mortgage Loan.

                  Group 5 Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 5 Mortgage Loans.

                  Group 5 Non-Discount Mortgage Loan: A Group 5 Mortgage Loan that is a Non-Discount Mortgage Loan.

                  Group 5 Non-PO Formula Principal Amount: As to any Distribution Date, the sum for all Group 5 Mortgage Loans of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 5 Mortgage Loan on the related Due Date, (b) the Purchase Price of such Group 5 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 5 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 5 Mortgage Loan, if it is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 5 Mortgage Loan became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Group 5 Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received on such Group 5 Mortgage Loans during the related Prepayment Period, (ii) all partial Principal Prepayments on such Group 5 Mortgage Loans applied during the related Prepayment Period and (iii) if there are Discount Mortgage Loans in Loan Group 5, the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the related Class of Principal Only Certificates pursuant to clause (f)(iii) of the definition of "Group PO Distribution Amount" for such Loan Group.

                  Group 5 Optimal Principal Amount: For any Distribution Date, the sum for all Group 5 Mortgage Loans of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Group 5 Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Group 5 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Group 5 Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group 5 Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Group 5 Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 5 Mortgage Loan that is not a Liquidated Loan, the Group 5 Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 5 PO Deferred Amount: As to any Distribution Date on or prior to the related Cross-Over Date, the sum of (i) the sum for all of the Group 5 Discount Mortgage Loans of the applicable PO Percentage for each such Mortgage Loan of the principal portion of each Realized Loss, other than an Excess Loss, on such Group 5 Discount Mortgage Loan, to be allocated to the Class 15-PO Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class 15-PO Certificates in respect of such losses and not distributed to the Class 15-PO Certificates on prior Distribution Dates. After the related Cross-Over Date, the Group 5 PO Deferred Amount shall be zero.

                  Group 5 PO Distribution Amount: As to any Distribution Date, the sum for all of the Group 5 Discount Mortgage Loans of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 5 Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Group 5 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 5 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 5 Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 5 Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Group 5 Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Group 5 Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Group 5 Mortgage Loan received during the related Prepayment Period, (ii) all partial Principal Prepayments with respect to such Group 5 Mortgage Loan applied during the related Prepayment Period and (iii) any Recoveries received in respect of such Group 5 Mortgage Loan, but in no event to exceed the Group 5 PO Deferred Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 5 Mortgage Loan that is not a Liquidated Loan, the Group 5 PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 5 Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 5 Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Group 5 Subordinate Amount: As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 5 Mortgage Loans (net of the PO Percentage of each Group 5 Mortgage Loan) over (ii) the sum of the Class Principal Balances of the Group 5 Certificates (other than the related Interest Only Certificates).

                  Group 6 Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 6 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 6 Mortgage Loans and net of (i) amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (x) and (xi) of
Section 3.10(a) and (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 6 Mortgage Loans, (b) the amount of the related Advances related to the Group 6 Mortgage Loans and (c) in connection with Defective Mortgage Loans in Loan Group 6, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

                  Group 6 Certificates: As specified in the Preliminary
Statement.

                  Group 6 Discount Mortgage Loan: A Group 6 Mortgage Loan that is a Discount Mortgage Loan.

                  Group 6 Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 6 Mortgage Loans.

                  Group 6 Non-Discount Mortgage Loan: A Group 6 Mortgage Loan that is a Non-Discount Mortgage Loan.

                  Group 6 Non-PO Formula Principal Amount: As to any Distribution Date, the sum for all Group 6 Mortgage Loans of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 6 Mortgage Loan on the related Due Date, (b) the Purchase Price of such Group 6 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 6 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 6 Mortgage Loan, if it is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 6 Mortgage Loan became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Group 6 Mortgage Loan and (f) the sum of
(i) all Principal Prepayments in full received on such Group 6 Mortgage Loans during the related Prepayment Period, (ii) all partial Principal Prepayments on such Group 6 Mortgage Loans applied during the related Prepayment Period and
(iii) if there are Discount Mortgage Loans in Loan Group 6, the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the related Class of Principal Only Certificates pursuant to clause (f)(iii) of the definition of "Group PO Distribution Amount" for such Loan Group.

                  Group 6 Optimal Principal Amount: For any Distribution Date, the sum for all Group 6 Mortgage Loans of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Group 6 Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Group 6 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Group 6 Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group 6 Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Group 6 Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 6 Mortgage Loan that is not a Liquidated Loan, the Group 6 Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 6 Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 6 Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Group 6 Subordinate Amount: As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 6 Mortgage Loans (net of the PO Percentage of each Group 6 Mortgage Loan) over
(ii) the sum of the Class Principal Balances of the Group 6 Certificates (other than the related Interest Only Certificates).

                  Group 7 Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 7 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 7 Mortgage Loans and net of (i) amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (x) and (xi) of
Section 3.10(a) and (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 7 Mortgage Loans, (b) the amount of the related Advances related to the Group 7 Mortgage Loans and (c) in connection with Defective Mortgage Loans in Loan Group 7, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

                  Group 7 Certificates: As specified in the Preliminary
Statement.

                  Group 7 Discount Mortgage Loan: A Group 7 Mortgage Loan that is a Discount Mortgage Loan.

                  Group 7 Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 7 Mortgage Loans.

                  Group 7 Non-Discount Mortgage Loan: A Group 7 Mortgage Loan that is a Non-Discount Mortgage Loan.

                  Group 7 Non-PO Formula Principal Amount: As to any Distribution Date, the sum for all Group 7 Mortgage Loans of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 7 Mortgage Loan on the related Due Date, (b) the Purchase Price of such Group 7 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 7 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 7 Mortgage Loan, if it is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 7 Mortgage Loan became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Group 7 Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received on such Group 7 Mortgage Loans during the related Prepayment Period, (ii) all partial Principal Prepayments on such Group 7 Mortgage Loans applied during the related Prepayment Period and (iii) if there are Discount Mortgage Loans in Loan Group 7, the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the related Class of Principal Only Certificates pursuant to clause (f)(iii) of the definition of "Group PO Distribution Amount" for such Loan Group.

                  Group 7 Optimal Principal Amount: For any Distribution Date, the sum for all Group 7 Mortgage Loans of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Group 7 Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Group 7 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Group 7 Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group 7 Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Group 7 Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 7 Mortgage Loan that is not a Liquidated Loan, the Group 7 Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 7 PO Deferred Amount: As to any Distribution Date on or prior to the related Cross-Over Date, the sum of (i) the sum for all of the Group 7 Discount Mortgage Loans of the applicable PO Percentage for each such Mortgage Loan of the principal portion of each Realized Loss, other than an Excess Loss, on such Group 7 Discount Mortgage Loan, to be allocated to the Class 15-PO Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class 15-PO Certificates in respect of such losses and not distributed to the Class 15-PO Certificates on prior Distribution Dates. After the related Cross-Over Date, the Group 7 PO Deferred Amount shall be zero.

                  Group 7 PO Distribution Amount: As to any Distribution Date, the sum for all of the Group 7 Discount Mortgage Loans of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 7 Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Group 7 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 7 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 7 Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 7 Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Group 7 Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Group 7 Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Group 7 Mortgage Loan received during the related Prepayment Period, (ii) all partial Principal Prepayments with respect to such Group 7 Mortgage Loan applied during the related Prepayment Period and (iii) any Recoveries received in respect of such Group 7 Mortgage Loan, but in no event to exceed the Group 7 PO Deferred Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 7 Mortgage Loan that is not a Liquidated Loan, the Group 7 PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 7 Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 7 Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Group 7 Subordinate Amount: As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 7 Mortgage Loans (net of the PO Percentage of each Group 7 Mortgage Loan) over (ii) the sum of the Class Principal Balances of the Group 7 Certificates (other than the related Interest Only Certificates).

                  Group 8 Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business of the related Distribution Account Deposit Date, attributable to the Group 8 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 8 Mortgage Loans and net of (i) amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (x) and (xi) of
Section 3.10(a) and (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 8 Mortgage Loans, (b) the amount of the related Advances related to the Group 8 Mortgage Loans and (c) in connection with Defective Mortgage Loans in Loan Group 8, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

                  Group 8 Certificates: As specified in the Preliminary
Statement.

                  Group 8 Discount Mortgage Loan: A Group 8 Mortgage Loan that is a Discount Mortgage Loan.

                  Group 8 Mortgage Loans: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 8 Mortgage Loans.

                  Group 8 Non-Discount Mortgage Loan: A Group 8 Mortgage Loan that is a Non-Discount Mortgage Loan.

                  Group 8 Non-PO Formula Principal Amount: As to any Distribution Date, the sum for all Group 8 Mortgage Loans of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 8 Mortgage Loan on the related Due Date, (b) the Purchase Price of such Group 8 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 8 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 8 Mortgage Loan, if it is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 8 Mortgage Loan became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Group 8 Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received on such Group 8 Mortgage Loans during the related Prepayment Period, (ii) all partial Principal Prepayments on such Group 8 Mortgage Loans applied during the related Prepayment Period and (iii) if there are Discount Mortgage Loans in Loan Group 8, the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the related Class of Principal Only Certificates pursuant to clause (f)(iii) of the definition of "Group PO Distribution Amount" for such Loan Group.

                  Group 8 Optimal Principal Amount: For any Distribution Date, the sum for all Group 8 Mortgage Loans of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Group 8 Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Group 8 Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Group 8 Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage, of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Group 8 Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Group 8 Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 8 Mortgage Loan that is not a Liquidated Loan, the Group 8 Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 8 PO Deferred Amount: As to any Distribution Date on or prior to the related Cross-Over Date, the sum of (i) the sum for all of the Group 8 Discount Mortgage Loans of the applicable PO Percentage for each such Mortgage Loan of the principal portion of each Realized Loss, other than an Excess Loss, on such Group 8 Discount Mortgage Loan, to be allocated to the Class 30-PO Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class 30-PO Certificates in respect of such losses and not distributed to the Class 30-PO Certificates on prior Distribution Dates. After the related Cross-Over Date, the Group 8 PO Deferred Amount shall be zero.

                  Group 8 PO Distribution Amount: As to any Distribution Date, the sum for all of the Group 8 Discount Mortgage Loans of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Group 8 Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Group 8 Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement, as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to Loan Group 8 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Group 8 Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Group 8 Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Group 8 Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Group 8 Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Group 8 Mortgage Loan received during the related Prepayment Period, (ii) all partial Principal Prepayments with respect to such Group 8 Mortgage Loan applied during the related Prepayment Period and (iii) any Recoveries received in respect of such Group 8 Mortgage Loan, but in no event to exceed the Group 8 PO Deferred Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 8 Mortgage Loan that is not a Liquidated Loan, the Group 8 PO Principal Distribution Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                  Group 8 Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 8 Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

                  Group 8 Subordinate Amount: As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 8 Mortgage Loans (net of the PO Percentage of each Group 8 Mortgage Loan) over (ii) the sum of the Class Principal Balances of the Group 8 Certificates (other than the related Interest Only Certificates).

                  Group Available Funds: Any of the Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds, Group 7 Available Funds or Group 8 Available Funds, as applicable.

                  Group PO Deferred Amount: Any of the Group 1 PO Deferred Amount, Group 2 PO Deferred Amount, Group 3 PO Deferred Amount, Group 4 PO Deferred Amount, Group 5 PO Deferred Amount, Group 7 PO Deferred Amount and Group 8 PO Deferred Amount, as applicable.

                  Group Pool Principal Balance: Any of the Group 1 Pool Principal Balance, Group 2 Pool Principal Balance, Group 3 Pool Principal Balance, Group 4 Pool Principal Balance, Group 5 Pool Principal Balance, Group 6 Pool Principal Balance, Group 7 Pool Principal Balance or Group 8 Pool Principal Balance, as applicable.

                  Group Subordinate Amount: Any of the Group 1 Subordinate Amount, Group 2 Subordinate Amount, Group 3 Subordinate Amount, Group 4 Subordinate Amount, Group 5 Subordinate Amount, Group 6 Subordinate Amount, Group 7 Subordinate Amount or Group 8 Subordinate Amount, as applicable.

                  HUD: The United States Department of Housing and Urban Development or any successor thereto.

                  Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

                  Initial Bankruptcy Coverage Amount: With respect to the 15-Year Loan Groups, $150,000. With respect to the 30-Year Loan Groups, $245,459.

                  Insolvency Proceeding: With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or
(ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors, in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

                  Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

                  Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the applicable Servicer's normal servicing procedures.

                  Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

                  Interest Accrual Period: With respect to each Class of Certificates, each Lower-Tier REMIC Regular Interest and any Distribution Date, the period from and including the first day of the month immediately preceding the month in which such Distribution Date occurs, commencing July 1, 2003, to and including the last day of such immediately preceding month.

                  Interest Only Certificates: As specified in the Preliminary Statement.

                  Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

                  Lender-Paid Mortgage Insurance Amount: With respect to any Lender-Paid Mortgage Insurance Loan, the interest portion of each Scheduled Payment that is paid by the related Mortgagor that will be used to pay the monthly premium of the "lender-paid" Primary Insurance Policy on such Lender-Paid Mortgage Insurance Loan, which is calculated by multiplying the Scheduled Principal Balance as of the related date of determination on such Lender-Paid Mortgage Insurance Loan by the applicable Lender-Paid Mortgage Insurance Rate.

                  Lender-Paid Mortgage Insurance Loan: Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Lender-Paid Mortgage Insurance Rate.

                  Lender-Paid Mortgage Insurance Rate: With respect to any Lender-Paid Mortgage Insurance Loan, a per annum rate equal to the percentage indicated on the Mortgage Loan Schedule under the heading "Lender-Paid Mortgage Insurance Rate."

                  Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer or the Master Servicer, as the case may be, has determined (in accordance with the applicable Servicing Agreement and this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

                  Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances.

                  Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8, as applicable.

                  Loan Group 1: The Group 1 Mortgage Loans.

                  Loan Group 2:  The Group 2 Mortgage Loans.

                  Loan Group 3: The Group 3 Mortgage Loans.

                  Loan Group 4: The Group 4 Mortgage Loans.

                  Loan Group 5: The Group 5 Mortgage Loans.

                  Loan Group 6: The Group 6 Mortgage Loans.

                  Loan Group 7: The Group 7 Mortgage Loans.

                  Loan Group 8: The Group 8 Mortgage Loans.

                  Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  London Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

                  Loss Allocation Limitation: As defined in Section 4.03(c) hereof.

                  Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

                  Lower-Tier REMIC: As described in the Preliminary Statement.

                  Lower-Tier REMIC Interest: Any one of the Lower-Tier REMIC Regular Interests or the Class A-LR Interest.

                  Lower-Tier REMIC Regular Interest: Any of the Class L-1B Interest, Class L-2B Interest, Class L-3B Interest, Class L-4B Interest, Class L-5B Interest, Class L-6B Interest, Class L-7B Interest, Class L-8B Interest, Class L-1Q Interest, Class L-2Q Interest, Class L-3Q Interest, Class L-4Q Interest, Class L-5Q Interest, Class L-6Q Interest, Class L-7Q Interest, Class L-8Q Interest, Class L-9Q Interest, Class 1-A-LX Interest, Class 2-A-LX Interest, Class 3-A-LX Interest, Class 4-A-LX Interest, Class 5-A-LX Interest, Class 6-A-LX Interest, Class 7-A-LX Interest, Class 8-A-LX Interest, Class 1-LPO Interest, Class 2-LPO Interest, Class 3-LPO Interest, Class 4-LPO Interest, Class 5-LPO Interest, Class 7-LPO Interest and Class 8-LPO Interest.

                  Lower-Tier Subordinated Balance Ratio: The ratio among the principal balances of the Class L-1B Interest, Class L-2B Interest, Class L-3B Interest, Class L-4B Interest, Class L-5B Interest, Class L-6B Interest, Class L-7B Interest and Class L-8B Interest, equal to the ratio among the Group 1 Subordinate Amount, the Group 2 Subordinate Amount, the Group 3 Subordinate Amount, the Group 4 Subordinate Amount, the Group 5 Subordinate Amount, the Group 6 Subordinate Amount, the Group 7 Subordinate Amount and the Group 8 Subordinate Amount.

                  Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

                  Master Servicer Event of Termination: As defined in Section
7.01 hereof.

                  Master Servicer or Wells Fargo: Wells Fargo Bank Minnesota, N.A., a national banking association, and its successors and assigns, in its capacity as Master Servicer and as a Custodian, as the case may be, hereunder.

                  Master Servicing Compensation: (a) All investment earnings on amounts on deposit in the Collection Account and the Distribution Account (other than the WMMSC Investment Earnings Amount) plus, (b) with respect to the WFHM Serviced Mortgage Loans, an additional fee equal to (i) 1/12 of the Master Servicing Fee Rate multiplied by (ii) the Scheduled Principal Balance of the WFHM Serviced Mortgage Loans for which the Master Servicer is entitled to a fee (as specified on the Mortgage Loan Schedule) as of the Due Date in the month preceding the month in which the related Distribution Date occurs.

                  Master Servicing Fee Rate: With respect to the WFHM Serviced Mortgage Loans, 0.03% per annum.

                  Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

                  MERS:  As defined in Section 2.01.

                  Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b), the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Monitoring Group, or such other address as Moody's may hereafter furnish to each other party to this Agreement.

                  Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

                  Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the related Custodian to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of July 1, 2003, between the Transferor and the Depositor.

                  Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the related Custodian to reflect the addition of Eligible Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan: (1) the Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original principal balance of the Mortgage Loan; (5) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (6) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (7) the last scheduled Due Date on which a Scheduled Payment was applied to the Scheduled Principal Balance; (8) the last Due Date on which a Scheduled Payment was actually applied to the unpaid principal balance; (9) the Mortgage Rate in effect immediately following origination; (10) the Mortgage Rate in effect immediately following the Cut-off Date (if different from (9));
(11) the amount of the Scheduled Payment at origination; (12) the amount of the Scheduled Payment as of the Cut-off Date (if different from (11)); (13) a code indicating whether the Mortgaged Property is owner-occupied, a second home or an investor property; (14) a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned-unit development, or a condominium; (15) a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash-out refinance); (16) the stated maturity date; (17) the original months to maturity;
(18) the remaining months to maturity from the Cut-off Date based on the original amortization schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule; (19) the origination date of the Mortgage Loan; (20) the Loan-to-Value Ratio at origination; (21) the date on which the first Scheduled Payment was due on the Mortgage Loan after the origination date; (22) a code indicating the documentation style of the Mortgage Loan; (23) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy; (24) the Servicing Fee Rate; (25) a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty; (26) the credit score (or mortgage score) of the Mortgagor; (27) the debt-to-income ratio of the Mortgage Loan;
(28) a code indicating the originator of the Mortgage Loan; (29) a code indicating whether the Mortgage Loan is a Group 1 Mortgage Loan, Group 2 Mortgage Loan, Group 3 Mortgage Loan, Group 4 Mortgage Loan, Group 5 Mortgage Loan, Group 6 Mortgage Loan, Group 7 Mortgage Loan or Group 8 Mortgage Loan;
(30) the Loan Sale Date; (31) the initial Servicer; (32) a code indicating the applicable Custodian; (33) a code indicating whether the Master Servicer is entitled to a fee for such Mortgage Loan; and (34) a code indicating if the Mortgage Loan is subject to a "lender-paid" Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy, and the Lender-Paid Mortgage Insurance Rate.

                  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

                  Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

                  Mortgaged Property: The underlying property securing a Mortgage Loan.

                  Mortgagor: The obligor(s) on a Mortgage Note.

                  National City: National City Mortgage Co., an Ohio corporation, and its successors and assigns, in its capacity as Servicer of the National City Mortgage Loans to the Transferor.

                  National City Mortgage Loans: The Mortgage Loans for which National City is listed as "Servicer" on the Mortgage Loan Schedule.

                  National City Servicing Agreement: Solely with respect to the National City Mortgage Loans, the Master Seller's Warranties and Servicing Agreement, dated as of October 1, 2001, between the Transferor and National City, as the same may be amended from time to time, and any assignments and conveyances related to the National City Mortgage Loans.

                  Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less (i) the related Servicing Fee Rate, (ii) the Master Servicing Fee Rate, if applicable and (iii) the Lender-Paid Mortgage Insurance Rate, if applicable. For purposes of determining whether any Eligible Substitute Mortgage Loan is a Discount Mortgage Loan or a Non-Discount Mortgage Loan and for purposes of calculating the applicable PO Percentage and applicable Non-PO Percentage, each Eligible Substitute Mortgage Loan shall be deemed to have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan for which it is substituted.

                  Net Prepayment Interest Shortfalls: As to any Distribution Date and Loan Group, the amount by which the aggregate of Prepayment Interest Shortfalls for that Loan Group during the related Prepayment Period exceeds the amount of Compensating Interest available to such Loan Group for such Distribution Date.

                  Nexstar: Nexstar Financial Corporation, and its successors and assigns, in its capacity as Servicer of the Nexstar Mortgage Loans to the Transferor.

                  Nexstar Mortgage Loans: The Mortgage Loans for which Nexstar is listed as "Servicer" on the Mortgage Loan Schedule.

                  Nexstar Servicing Agreement: Solely with respect to the Nexstar Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of August 1, 2002, between the Transferor and Nexstar, as the same may be amended from time to time, and any assignments and conveyances related to the Nexstar Mortgage Loans.

                  Non-Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate that is greater than or equal to the related Required Coupon as of the Cut-off Date.

                  Non-PO Formula Principal Amount: As to any Distribution Date and any Loan Group, the sum for all Mortgage Loans in such Loan Group of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Mortgage Loan on the related Due Date,
(b) the Purchase Price of each such Mortgage Loan that was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of Mortgage Loans related to such Loan Group that are not yet Liquidated Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each such Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full related to such Mortgage Loans received during the related Prepayment Period, (ii) all partial Principal Prepayments related to such Mortgage Loans and applied during the related Prepayment Period and (iii) the portion of Recoveries received during the related Prepayment Period that are not required to be distributed to the Class PO Certificates pursuant to clause
(f)(iii) of the definition of each "Group PO Distribution Amount".

                  Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage) the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the related Required Coupon. As to any Non-Discount Mortgage Loan, 100%.

                  Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer, as the case may be, that, in the good faith judgment of the applicable Servicer or the Master Servicer, will not be ultimately recoverable by the applicable Servicer or the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

                  Notice of Final Distribution: The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

                  Notional Amount: With respect to any Distribution Date and the Class 15-A-X Certificates, an amount equal to the product of (x) the aggregate of the Scheduled Principal Balances of the Non-Discount Mortgage Loans in the 15-Year Loan Groups and (y) a fraction, (a) the numerator of which is the weighted average of the Stripped Interest Rates for the Non-Discount Mortgage Loans in the 15-Year Loan Groups and (b) the denominator of which is 5.00% per annum.

                  With respect to any Distribution Date and the Class 30-A-X Certificates, an amount equal to the product of (x) the aggregate of the Scheduled Principal Balances of the Non-Discount Mortgage Loans in the 30-Year Loan Groups and (y) a fraction, (a) the numerator of which is the weighted average of the Stripped Interest Rates for the Non-Discount Mortgage Loans in the 30-Year Loan Groups and (b) the denominator of which is 6.50% per annum.

                  Offered Certificates: As specified in the Preliminary
Statement.

                  Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii) if provided for in this Agreement, signed by a Master Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that, with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to
Section 9.01(a) hereof.

                  Original Subordinate Principal Balance: (A) With respect to the 15-Year Subordinate Certificates, the aggregate of the Class Principal Balances of the 15-Year Subordinate Certificates as of the Closing Date, and (B) with respect to the 30-Year Subordinate Certificates, the aggregate of the Class Principal Balances of the 30-Year Subordinate Certificates as of the Closing Date.

                  OTS: The Office of Thrift Supervision.

                  Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

                  Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full prior to such Due Date and that did not become a Liquidated Loan prior to such Due Date.

                  Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

                  Pass-Through Rate: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

                  Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

                  Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (a) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (b) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

                  (c) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

                  (d) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

                  (e) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

                  (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

                  (g) repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

                  (h) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency (as confirmed in writing by the Rating Agencies);

                  (i) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

                  (j) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer or for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency (if so rated by such Rating Agency); and

                  (k) such other investments bearing interest or sold at a
            discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

                  Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more Persons described in this clause (v) have the authority to control all substantial decisions of the Trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

                  Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

                  Physical Certificate: As specified in the Preliminary
Statement.

                  PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Discount Mortgage Loan. As to any Non-Discount Mortgage Loan, 0%.

                  Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received or, in the case of partial Principal Prepayments, applied, during the month preceding the month of such Distribution Date (except with respect to any WMMSC Mortgage Loan for which a Principal Prepayment in Full is received by WMMSC on or after the 1st day and prior to the 15th day of the month preceding the month in which such Distribution Date occurs), the amount, if any, by which one month's interest at the related Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest at the Net Mortgage Rate paid in connection with such Principal Prepayment.

                  Prepayment Period: As to any Distribution Date, (a) with respect to any voluntary Principal Prepayment of a Mortgage Loan (other than any voluntary Principal Prepayment in Full of a WMMSC Mortgage Loan) the calendar month preceding the month in which such Distribution Date occurs; and (b) with respect to any Principal Prepayment in Full of a WMMSC Mortgage Loan, the period beginning on the 15th day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the 14th day of the calendar month in which such Distribution Date occurs.

                  Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

                  PrimeWest: PrimeWest Mortgage Corporation, and its successors and assigns, in its capacity as Servicer of the PrimeWest Mortgage Loans to the Transferor.

                  PrimeWest Mortgage Loans: The Mortgage Loans for which PrimeWest is listed as "Servicer" on the Mortgage Loan Schedule.

                  PrimeWest Servicing Agreement: Solely with respect to the PrimeWest Mortgage Loans, the Servicing Agreement, dated as of May 1, 2003, between the Transferor and PrimeWest, as the same may be amended from time to time, and any assignments and conveyance related to the PrimeWest Mortgage Loans.

                  Principal Only Certificates: As specified in the Preliminary Statement.

                  Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments will be applied by the applicable Servicers in accordance with the terms of the related Servicing Agreements and Partial Principal Prepayments shall be applied by the applicable Servicers in accordance with the terms of the related Mortgage Note, and to the extent the Mortgage Note does not provide otherwise, shall be applied in the Prepayment Period preceding the receipt thereof.

                  Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  Private Certificate: As specified in the Preliminary
Statement.

                  Prospectus Supplement: The Prospectus Supplement dated July 29, 2003 relating to the Offered Certificates.

                  Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements.

                  PUD: Planned Unit Development.

                  Purchase Price: With respect to any Mortgage Loan required to be purchased by the Transferor pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor or the applicable Servicer or the Master Servicer, as the case may be, made an Advance in respect thereof (which was not reimbursed) to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, (iii) in the event that such Mortgage Loan is repurchased by the Transferor due to a breach of the representations and warranties listed in clauses (xiii) or (xiv) of Schedule II to this Agreement, any costs and damages incurred by the Trust in connection with a violation of a predatory or abusive lending law with respect to such Loan, less (d) any Amounts Held for Future Distribution related to such Mortgage Loan with respect to the Distribution Date in the month in which the Purchase Price is to be distributed to Certificateholders.

                  Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

                  Qualified Mortgage Insurer: Any mortgage insurer that is Fannie Mae and Freddie Mac approved.

                  Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

                  Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

                  Recovery: With respect to any Distribution Date and any Mortgage Loan, an amount received in respect of principal on such Mortgage Loan during the related Prepayment Period which has previously been allocated as a Realized Loss to a Class of Certificates.

                  Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

                  Regular Certificates: As specified in the Preliminary
Statement.

                  Related Loan Group: With respect to the Group 1 Certificates and the Class L-1B, Class L-1Q, Class 1-LPO and Class 1-A-LX Interests, Loan Group 1; with respect to the Group 2 Certificates and the Class L-2B, Class L-2Q, Class 2-LPO and Class 2-A-LX Interests, Loan Group 2; with respect to the Group 3 Certificates and the Class L-3B, Class L-3Q, Class 3-LPO and Class 3-A-LX Interests, Loan Group 3; with respect to the Group 4 Certificates and the Class L-4B, Class L-4Q, Class 4-LPO and Class 4-A-LX Interests, Loan Group 4; with respect to the Group 5 Certificates and the Class L-5B, Class L-5Q, Class 5-LPO and Class 5-A-LX Interests, Loan Group 5; with respect to the Group 6 Certificates and the Class L-6B, Class L-6Q, and Class 6-A-LX Interests, Loan Group 6; with respect to the Group 7 Certificates and the Class L-7B, Class L-7Q, Class 7-LPO and Class 7-A-LX Interests, Loan Group 7; and with respect to the Group 8 Certificates and the Class L-8B, Class L-8Q, Class 8-LPO and Class 8-A-LX Interests, Loan Group 8.

                  Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended or any comparable state statute (including the comparable provisions under the California Military and Veterans Code, as amended).

                  Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

                  REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise in connection with a defaulted Mortgage Loan.

                  Required Coupon: With respect to (a) the Group 1 and Group 2 Mortgage Loans, 6.500% per annum, (b) the Group 3 and Group 6 Mortgage Loans, 6.000% per annum, (c) the Group 4 and Group 8 Mortgage Loans, 5.500% per annum and (d) the Group 5 and Group 7 Mortgage Loans, 5.00% per annum.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under the applicable Servicing Agreement.

                  Residual Interests: As specified in the Preliminary Statement.

                  Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  Restricted Classes: As defined in Section 4.02(e).

                  S&P: Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b), the address for notices to S&P shall be Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Monitoring Group, or such other address as S&P may hereafter furnish to each other party to this Agreement.

                  Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

                  Scheduled Principal Balance: As to any Mortgage Loan and any Distribution Date, the unpaid principal balance of such Mortgage Loan as of such Due Date in the month preceding the month in which such Distribution Date occurs, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date (other than with respect to any Liquidated Loan), and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

                  Securities Act: The Securities Act of 1933, as amended.

                  Senior Certificates: As specified in the Preliminary
Statement.

                  Senior Final Distribution Date: The Distribution Date on which the respective Class Principal Balances of the Senior Certificates (other than the Principal Only Certificates and Interest Only Certificates) have each been reduced to zero.

                  Senior Percentage: As to any Distribution Date and any Certificate Group, the lesser of (a) 100% and (b) the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates in such Certificate Group (other than the Principal Only Certificates and Interest Only Certificates related to such Certificate Group) immediately preceding such Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage multiplied by the Scheduled Principal Balance of each Mortgage Loan in the related Loan Group.

                  Senior Prepayment Percentage: With respect to any Certificate Group, and for any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Certificate Group and any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Certificate Group plus 70% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Certificate Group plus 60% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Certificate Group plus 40% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Certificate Group plus 20% of the related Subordinate Percentage for such Certificate Group for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Certificate Group for such Distribution Date; provided, however, that on any of the foregoing Distribution Dates (i) if the Senior Percentage for any of the 15-Year Certificate Groups exceeds the initial Senior Percentage for such Certificate Group, the Senior Prepayment Percentage for all such Certificate Groups for such Distribution Date will once again equal 100% and (ii) if the Senior Percentage for any of the 30-Year Certificate Groups exceeds the initial Senior Percentage for such Certificate Group, the Senior Prepayment Percentage for all such Certificate Groups for such Distribution Date will once again equal 100%. Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for a Certificate Group will occur unless both of the related Senior Step Down Conditions are satisfied.

                  Senior Step Down Conditions: (A) With respect to the 15-Year Certificate Groups, as of the last day of the month preceding the applicable Distribution Date as to which any decrease in the Senior Prepayment Percentage for such Certificate Group applies, (i) the aggregate Scheduled Principal Balance of all 15-Year Loans delinquent 60 days or more (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties), as a percentage of the aggregate Class Principal Balance of the 15-Year Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the 15-Year Loans do not exceed (a) with respect to any Distribution Date on or after the fifth anniversary of the first Distribution Date and prior to the sixth anniversary of the first Distribution Date, 30% of the related Original Subordinate Principal Balance, (b) with respect to any Distribution Date on or after the sixth anniversary of the first Distribution Date and prior to the seventh anniversary of the first Distribution Date, 35% of the related Original Subordinate Principal Balance, (c) with respect to any Distribution Date on or after the seventh anniversary of the first Distribution Date and prior to the eighth anniversary of the first Distribution Date, 40% of the related Original Subordinate Principal Balance, (d) with respect to any Distribution Date on or after the eighth anniversary of the first Distribution Date and prior to the ninth anniversary of the first Distribution Date, 45% of the related Original Subordinate Principal Balance and (e) with respect to any Distribution Date on or after the ninth anniversary of the first Distribution Date, 50% of the related Original Subordinate Principal Balance, and

                  (B) with respect to the 30-Year Certificate Groups, as of the last day of the month preceding the applicable Distribution Date as to which any decrease in the Senior Prepayment Percentage for such Certificate Group applies,
(i) the aggregate Scheduled Principal Balance of all 30-Year Loans delinquent 60 days or more (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties), as a percentage of the aggregate Class Principal Balance of the 30-Year Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the 30-Year Loans do not exceed (a) with respect to any Distribution Date on or after the fifth anniversary of the first Distribution Date and prior to the sixth anniversary of the first Distribution Date, 30% of the related Original Subordinate Principal Balance, (b) with respect to any Distribution Date on or after the sixth anniversary of the first Distribution Date and prior to the seventh anniversary of the first Distribution Date, 35% of the related Original Subordinate Principal Balance, (c) with respect to any Distribution Date on or after the seventh anniversary of the first Distribution Date and prior to the eighth anniversary of the first Distribution Date, 40% of the related Original Subordinate Principal Balance,
(d) with respect to any Distribution Date on or after the eighth anniversary of the first Distribution Date and prior to the ninth anniversary of the first Distribution Date, 45% of the related Original Subordinate Principal Balance and
(e) with respect to any Distribution Date on or after the ninth anniversary of the first Distribution Date, 50% of the related Original Subordinate Principal Balance.

                  Servicer: Each of Alliance Mortgage, Bank of America, Bank One, Cendant, CitiMortgage, Commercial Federal, Countrywide, GMACM, Greenpoint, National City, Nexstar, PrimeWest, WAMU, WFHM and WMMSC as applicable.

                  Servicer Remittance Date: With respect to any Servicer (other than WMMSC) and any Distribution Date, the 18th day of each calendar month, or if such 18th day is not a Business Day, either the immediately preceding Business Day or the immediately succeeding Business Day, as specified in the related Servicing Agreement. With respect to WMMSC, as to any Distribution Date, the 24th day of each calendar month, or if such 24th day is not a Business Day, the immediately preceding Business Day.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its master servicing obligations or the applicable Servicer, as the case may be, of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer or the applicable Servicer, as the case may be, pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09.

                  Servicing Agreements:

                  (a) the Alliance Mortgage Servicing Agreement;

                  (b) the Bank of America Servicing Agreement;

                  (c) the Bank One Servicing Agreement;

                  (d) the Cendant Servicing Agreement;

                  (e) the CitiMortgage Servicing Agreement;

                  (f) the Commercial Federal Servicing Agreement;

                  (g) the Countrywide Servicing Agreement;

                  (h) the GMACM Servicing Agreement;

                  (i) the Greenpoint Servicing Agreement;

                  (j) the National City Servicing Agreement;

                  (k) the Nexstar Servicing Agreement;

                  (l) the PrimeWest Servicing Agreement;

                  (m) the WAMU Servicing Agreement; and

                  (n) the WFHM Servicing Agreement; and

                  (o) the WMMSC Servicing Agreement.

                  Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs (after giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction for any Compensating Interest payments required to be made by the applicable Servicer.

                  Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

                  Similar Law: As defined in Section 5.02(b) hereof.

                  Special Hazard Coverage Termination Date: The point in time at which the related Special Hazard Loss Coverage Amount is reduced to zero.

                  Special Hazard Loss: Any Realized Loss as reported by the applicable Servicer to the Master Servicer suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.11 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

                  (a) normal wear and tear;

                  (b) fraud, conversion or other dishonest act on the part of the Trustee, any Servicer the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

                  (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

                  (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

                  (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

                           (i) by any government or sovereign power, de jure or
                  de facto, or by any authority maintaining or using military, naval or air forces; or

                           (ii) by military, naval or air forces; or

                           (iii) by an agent of any such government, power,
                  authority or forces;

                  (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

                  (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

                  Special Hazard Loss Coverage Amount: With respect to any Distribution Date and (A) the 15-Year Loan Groups, $2,641,096, less (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the 15-Year Subordinate Certificates in the absence of the Loss Allocation Limitation and (ii) the related Adjustment Amount as of the most recent anniversary of the Cut-off Date, and (B) the 30-Year Loan Groups, $7,956,400, less (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the 30-Year Subordinate Certificates in the absence of the Loss Allocation Limitation and (ii) the related Adjustment Amount as of the most recent anniversary of the Cut-off Date. As of any Distribution Date after the related Cross-Over Date, the Special Hazard Loss Coverage Amount for the 15-Year Subordinate Certificates or 30-Year Subordinate Certificates, as applicable, shall be zero.

                  All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

                  Special Hazard Mortgage Loan: A Liquidated Loan as to which a Special Hazard Loss has occurred.

                  Startup Day: The Closing Date.

                  Stripped Interest Rate: With respect to each Group 1 and Group 2 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for such Mortgage Loan over 6.500% per annum. With respect to each Group 3 and Group 6 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for such Mortgage Loan over 6.000% per annum. With respect to each Group 4 and Group 8 Mortgage Loan, the excess of the Net Mortgage Rate for such Mortgage Loan over 5.500% per annum. With respect to each Group 5 and Group 7 Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for such Mortgage Loan over 5.000% per annum.

                  Subordinate Certificates: As specified in the Preliminary Statement.

                  Subordinate Optimal Principal Amount: For any Distribution Date and any Loan Group, the sum for each Mortgage Loan in such Loan Group of
(i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the portion of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan that was not included in clause (ii) of the definition of "Group 1 Optimal Principal Amount," "Group 2 Optimal Principal Amount," "Group 3 Optimal Principal Amount," "Group 4 Optimal Principal Amount," "Group 5 Optimal Principal Amount," "Group 6 Optimal Principal Amount," "Group 7 Optimal Principal Amount" and "Group 8 Optimal Principal Amount" with respect to Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8, respectively, for such Distribution Date, and (iii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of the "Non-PO Formula Principal Amount" for such Loan Group for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Loan, the Subordinate Optimal Principal Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                  Subordinate Percentage: As to any Distribution Date and any Certificate Group, 100% minus the Senior Percentage for such Certificate Group for such Distribution Date.

                  Subordinate Prepayment Percentage: As to any Distribution Date and any Certificate Group, 100% minus the Senior Prepayment Percentage for such Certificate Group for such Distribution Date, except that on any Distribution Date after the Senior Final Distribution Date for any Certificate Group, the Subordinate Prepayment Percentage for each Certificate Group will equal 100%.

                  Subordinate Principal Distribution Amount: (A) With respect to the 15-Year Subordinate Certificates, the aggregate amount that would be payable as principal on the 15-Year Subordinate Certificates from Available Funds for the 15-Year Loan Groups in the aggregate after application of such Available Funds (i) to make payments on the 15-Year Senior Certificates in accordance with
Section 4.02(a)(i) items first and second and Section 4.02(f) and (ii) to make payments of Accrued Certificate Interest to the 15-Year Subordinate Certificates in accordance with Section 4.02(a)(ii), and

                  (B) with respect to the 30-Year Subordinate Certificates, the aggregate amount that would be payable as principal on the 30-Year Subordinate Certificates from Available Funds for the 30-Year Loan Groups in the aggregate, after application of such Available Funds (i) to make payments on the 30-Year Senior Certificates in accordance with Section 4.02(a)(i) items first and second and Section 4.02(f) and (ii) to make payments of Accrued Certificate Interest to the 30-Year Subordinate Certificates in accordance with Section 4.02(a)(ii).

                  Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

                  Tax Matters Person: The Holder of the Class A-R Certificates designated as "tax matters person" of each of the Lower-Tier REMIC and Upper-Tier REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

                  Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

                  Transferor: UBS Warburg Real Estate Securities Inc., a Delaware corporation, seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

                  Trust: As defined in Section 2.01(c).

                  Trust Fund: The corpus of the trust created hereunder consisting of: (a) the Mortgage Loan Purchase Agreement, the Servicing Agreements (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by the applicable Servicers (with respect to the Mortgage Loans sold to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements); (b) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (c) the Collection Account and the Distribution Account all amounts deposited therein pursuant to the applicable provisions of this Agreement; (d) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

                  Trustee: JPMorgan Chase Bank, a New York banking corporation, and its successors and, if a successor trustee is appointed hereunder, such successor.

                  Undercollateralized Group: Any Certificate Group with respect to which, on any Distribution Date, the aggregate Class Principal Balance of the Senior Certificates related to such Certificate Group (after giving effect to distributions to (other than the Principal Only and Interest Only Certificates) be made on such Distribution Date) is greater than the Group Pool Principal Balance of the related Loan Group (net of the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in such Loan Group) for the following Distribution Date.

                  Upper Tier REMIC: As described in the Preliminary Statement.

                  U.S. Bank: U.S. Bank National Association, a national banking association, and its successors and assigns.

                  Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) the Interest Only Certificates will be entitled to 1% in the aggregate of all Voting Rights (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights (and the Voting Rights allocated to the Interest Only Certificates if there are no Interest Only Certificates) shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Balances of their respective Certificates on such date.

                  WAMU: Washington Mutual Bank, a national banking association, and its successors and assigns, in its capacity as Servicer of the WAMU Mortgage Loans.

                  WAMU Mortgage Loans: The Mortgage Loans for which WAMU is listed as "Servicer" on the Mortgage Loan Schedule.

                  WAMU Servicing Agreement: Solely with respect to the WAMU Mortgage Loans, the Master Seller's Purchase, Warranties and Servicing Agreement, dated as of June 1, 2002, between the Transferor, as purchaser, and WAMU, as seller and as servicer, as the same may be amended from time to time, and any assignments and conveyances related to the WAMU Mortgage Loans.

                  WFHM: Wells Fargo Home Mortgage, Inc., a California corporation, and its successors and assigns, in its capacity as Servicer of the WFHM Serviced Mortgage Loans.

                  WFHM Serviced Mortgage Loans: The Mortgage Loans for which WFHM is listed as "Servicer" on the Mortgage Loan Schedule.

                  WFHM Servicing Agreement: Solely with respect to the WFHM Serviced Mortgage Loans, the Seller's Warranties and Servicing Agreement, dated as of July 1, 2002, between the Transferor and WFHM, as amended by the First Addendum, dated as of January 1, 2003, and as the same may be further amended from time to time, and any assignments and conveyances relating to the WFHM Serviced Mortgage Loans.

                  WMMSC: Washington Mutual Mortgage Securities Corp., a Delaware corporation, its successors and assigns, in its capacity as Servicer of the WMMSC Mortgage Loans.

                  WMMSC Investment Earnings Amount: With respect to any Distribution Date, an amount equal to the investment earnings, if any, that accrued on amounts then held in the Distribution Account in respect of the WMMSC Monthly Remittance Amount, for the period from and including the Servicer Remittance Date immediately preceding such Distribution Date, to and including such Distribution Date.

                  WMMSC Loan Sale Date: The date that the WMMSC Mortgage Loans were transferred to the Transferor as set forth on the Mortgage Loan Schedule under the heading "Loan Sale Date."

                  WMMSC Monthly Remittance Amount: With respect to any Distribution Date and the WMMSC Mortgage Loans, an amount equal to the funds that WMMSC withdrew from its Protected Account and remitted to the Trustee on the Servicer Remittance Date immediately preceding such Distribution Date in respect of any of the items listed in subclauses (i) through (viii) of Section 2.6(b) of the WMMSC Servicing Agreement.

                  WMMSC Mortgage Loans: The Mortgage Loans for which WMMSC is listed as "Servicer" on the Mortgage Loan Schedule.

                  WMMSC Servicing Agreement: The Servicing Agreement, dated as of August 1, 2002, between the Transferor and WMMSC, as the same may be amended from time to time.

                  Section 1.02 Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with all rights assigned by the Transferor to the Depositor, pursuant to the Mortgage Loan Purchase Agreement, solely with respect to the Mortgage Loans, and, solely with respect to the Mortgage Loans, all of the Transferor's right, title and interest in and to the Servicing Agreements (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by each Servicer (in its capacity as loan seller to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements). In connection with the foregoing assignments, the Transferor has caused each Servicer to enter into the related Assignment Agreement.

                  (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the applicable Custodian, on behalf of the Trustee, for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ___________ without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage
         Note); or, with respect to any Lost Mortgage Note, a lost note affidavit from the related originator or the Transferor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

                  (ii) except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the related originator as being a true and complete copy of the Mortgage;

                  (iii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), endorsed in the following form: "JPMorgan Chase Bank, in trust for the MASTR Alternative Loan Trust 2003-5 for the benefit of the Holders of the Mortgage Pass-Though Certificates, Series 2003-5" together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

                  (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (v) except as provided below, the original or duplicate original lender's title policy and all riders thereto.

                  Notwithstanding the foregoing, if any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall enforce the obligations of the applicable Servicer under its related Servicing Agreement to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                  If in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the applicable Custodian or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the applicable Custodian, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the applicable Custodian as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the applicable Custodian (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor to the applicable Custodian. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the applicable Custodian shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Transferor shall deliver to the applicable Custodian a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

                  As promptly as practicable subsequent to such transfer and assignment, set forth in clause (a) above and in any event, within ninety (90) days thereafter, the applicable Custodian shall affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, and, subject to Section 2.02, the Master Servicer shall enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (i) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, the related Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within ninety (90) days after receipt thereof and except that the related Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) in any state where, in an Opinion of Counsel addressed to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Transferor, (b) in any state where recordation is not required by either Rating Agency to obtain the initial ratings on the Certificates, or
(c) with respect to any Mortgage which has been recorded in the name of MERS, or its designee. As of the date hereof, Florida and Maryland are the only states where recordation is required by either Rating Agency (upon which the Master Servicer, Trustee and each Custodian may conclusively rely) to obtain the initial rating on the Certificates and the Master Servicer, Trustee and each Custodian may conclusively rely on such statement.

                  In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Master Servicer on behalf of the Trustee, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.07 hereof.

                  (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "MASTR Alternative Loan Trust 2003-5" and JPMorgan Chase Bank is hereby appointed as Trustee in accordance with the provisions of this Agreement.

                  Section 2.02 Acceptance by Trustee of the Mortgage Loans. Each Custodian, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and each such Custodian and Trustee together declare that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. Each Custodian acknowledges that it will maintain possession of the Mortgage Notes in the State of Minnesota, with respect to Wells Fargo Bank Minnesota, N.A., and Arizona, with respect to U.S. Bank National Association, unless otherwise permitted by the Rating Agencies and the Trustee.

                  Each Custodian agrees to execute and deliver on the Closing Date to the Depositor and the Trustee an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, each Custodian acknowledges, subject to any applicable exceptions noted on Exhibit G, that such documents appear regular on their face and relate to such Mortgage Loan. Neither Custodian shall be under any duty or obligation to (i) inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) determine whether the Mortgage File should include any of the documents specified in
Section 2.01(b)(iv) unless the Mortgage Loan Schedule indicates that such documents are applicable.

                  Not later than 90 days after the Closing Date, each Custodian shall deliver to the Depositor, the Trustee and the Transferor a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon. Each Custodian shall make available, upon request of any Certificateholder, a copy of any exceptions noted on the Initial Certification or the Final Certification. Each Custodian shall make available, upon request of the Trustee, the identity of the originator for any Mortgage Loan with a material exception.

                  If, in the course of such review, either Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, such Custodian shall list such as an exception in the Final Certification; provided, however, that such Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates or (iii) the Mortgage File should include any of the documents specified in Section 2.01(b)(iv) unless the Mortgage Loan Schedule indicates that such documents are applicable.

                  Upon receiving each Final Certification from the applicable Custodian, the Trustee shall notify the Transferor of any document defects listed as exceptions in each such Final Certification. The Trustee shall enforce the applicable duties of the Transferor pursuant to the terms of this Section
2.02 to correct and cure such document defects, and if the Transferor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Transferor's obligations hereunder, to purchase such Mortgage Loan at the Purchase Price. Any such purchase of a Mortgage Loan shall not be effected prior to the delivery to the applicable Custodian of a Request for Release substantially in the form of Exhibit M. The Purchase Price for any such Mortgage Loan shall be paid by the Transferor to the Master Servicer for deposit in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit, the Master Servicer shall instruct the applicable Custodian to release, and the applicable Custodian shall release, the related Mortgage File to the Transferor and the Trustee shall execute and deliver at the Transferor's written request such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to vest in the Transferor, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

                  The Transferor hereby covenants that within ninety (90) days of the earlier of its discovery or its receipt of written notice from the Trustee of any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, which document defect materially and adversely affects the interest of the Certificateholders in any Mortgage Loan, it shall repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth above. The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing such repurchase by the Transferor.

                  Each Custodian shall retain possession and custody of each related Mortgage File in accordance with and subject to the terms and conditions set forth herein. Pursuant to the terms of the related Servicing Agreement, the Master Servicer shall cause each of the related Servicers to promptly deliver to the related Custodian who shall thereupon promptly deposit within each Mortgage File, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the related Servicers from time to time.

                  It is understood and agreed that the obligations of the Transferor hereunder, to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above or substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan shall constitute the sole remedy respecting such defect available to the Trustee, the Master Servicer, the Depositor and any Certificateholder.

                  Section 2.03 Remedies for Breaches of Representations and Warranties. The Transferor hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

                  Upon discovery by any of the parties hereto of a breach of a representation or warranty made by the Transferor pursuant to this Section 2.03 that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. A breach which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, will be deemed automatically to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan. Upon receiving notice of a breach, the Trustee shall in turn notify the Transferor of such breach. The Trustee shall enforce the obligations of the Transferor in accordance with this
Section 2.03 to correct or cure any such breach of a representation or warranty made herein, and if the Transferor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Transferor's obligations hereunder to (i) purchase such Mortgage Loan at the Purchase Price or (ii) substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan, in each case, such Mortgage Loan (a "Deleted Mortgage Loan") will be removed from the Trust Fund.

                  The Transferor hereby covenants that within ninety (90) days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to this Section 2.03 which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such ninety (90) day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Loans into the Trust Fund, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below. The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach by the Transferor.

                  With respect to any Eligible Substitute Mortgage Loan or Loans, the Transferor shall deliver to the related Custodian on behalf of the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made on any day in any calendar month after the Determination Date for such month.

                  With respect to substitutions made by the Transferor, Scheduled Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Transferor on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Transferor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The related Custodian shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the related Custodian shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to this Section
2.03 with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the related Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Transferor and shall execute and deliver or cause the Trustee to execute and deliver at the Transferor's direction such instruments of transfer or assignment prepared by the Transferor, without recourse, representation or warranty, as shall be necessary to vest title in the Transferor, as applicable, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this
Section 2.03.

                  For any month in which the Transferor substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Scheduled Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be remitted by the Transferor, and the Master Servicer shall deposit such amounts received from the Transferor into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

                  In the event that the Transferor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.07 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Transferor became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit M hereto, the related Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Transferor, and the Trustee shall execute and deliver at the Transferor's direction such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of the Transferor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Transferor respecting such matters available to Certificateholders, the Master Servicer, the Depositor or the Trustee on their behalf.

                  The provisions of this Section 2.03 shall survive the conveyance and assignment of the Mortgage Files to the Trustee and the delivery of the respective Mortgage Files to the related Custodian for the benefit of the Trustee and the Certificateholders.

                  Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee and the Master Servicer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Transferor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, liens, defenses or counterclaims.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Master Servicer. Upon discovery by the Depositor, the Transferor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

                  Section 2.05 [Reserved].

                  Section 2.06 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and acknowledges the issuance of the Lower-Tier REMIC Regular Interests and the Class A-LR Certificates in exchange therefor. The Trustee further acknowledges the transfer and assignment to it of the Lower-Tier REMIC Regular Interests and, concurrently with such transfer and assignment, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and the Lower-Tier REMIC Regular Interests and to exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

                  Section 2.07 REMIC Matters. The Preliminary Statement sets forth the designations as "regular interests" or "residual interests" and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

                  The Class 15-A-X Certificates shall represent a "specified portion," within the meaning of the REMIC Provisions, of 100% of the interest payments on the Class 5-A-LX and Class 7-A-LX Interests.

                  The Class 5-A-LX Interest shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payments on the Group 5 Non-Discount Mortgage Loans equal to the product of (i) the excess of (A) the weighted average of the Net Mortgage Rates of the Group 5 Non-Discount Mortgage Loans over (B) 5.00% and (ii) the Scheduled Principal Balances of the Group 5 Non-Discount Mortgage Loans as of the Due Date in the month of the related Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  The Class 7-A-LX Interest shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payments on the Group 7 Non-Discount Mortgage Loans equal to the product of (i) the excess of (A) the weighted average of the Net Mortgage Rates of the Group 7 Non-Discount Mortgage Loans over (B) 5.00% and (ii) the Scheduled Principal Balances of the Group 7 Non-Discount Mortgage Loans as of the Due Date in the month of the related Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  The Class 30-A-X Certificates shall represent a "specified portion," within the meaning of the REMIC Provisions, of 100% of the interest payments on the Class 1-A-LX, Class 2-A-LX, Class 3-A LX, Class 4-A-LX, Class 6-A-LX and Class 8-A-LX Interests.

                  The Class 1-A-LX Interest shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payments on the Group 1 Non-Discount Mortgage Loans equal to the product of (i) the excess of (A) the weighted average of the Net Mortgage Rate of the Group 1 Non-Discount Mortgage Loans over (B) 6.50% and (ii) the Scheduled Principal Balances of the Group 1 Non-Discount Mortgage Loans as of the Due Date in the month of the related Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  The Class 2-A-LX Interest shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payment on the Group 2 Non-Discount Mortgage Loans equal to the product of (i) the excess of (A) the weighted average of the Net Mortgage Rates of the Group 2 Non-Discount Mortgage Loans over (B) 6.50% and (ii) the Scheduled Principal Balances of the Group 2 Non-Discount Mortgage Loans as of the Due Date in the month of the related Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  The Class 3-A-LX Interest shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payments on the Group 3 Non-Discount Mortgage Loans equal to the product of (i) the excess of (A) the weighted average of the Net Mortgage Rates of the Group 3 Non-Discount Mortgage Loans over (B) 6.00% and (ii) the Scheduled Principal Balances of the Group 3 Non-Discount Mortgage Loans as of the Due Date in the month of the related Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  The Class 4-A-LX Interest shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payments on the Group 4 Non-Discount Mortgage Loans equal to the product of (i) the excess of (A) the weighted average of the Net Mortgage Rates of the Group 4 Non-Discount Mortgage Loans over (B) 5.50% and (ii) the Scheduled Principal Balances of the Group 4 Non-Discount Mortgage Loans as of the Due Date in the month of the related Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  The Class 6-A-LX Interest shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payments on the Group 6 Non-Discount Mortgage Loans equal to the product of (i) the excess of (A) the weighted average of the Net Mortgage Rates of the Group 6 Non-Discount Mortgage Loans over (B) 6.00% and (ii) the Scheduled Principal Balances of the Group 6 Non-Discount Mortgage Loans as of the Due Date in the month of the related Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  The Class 8-A-LX Interest shall represent a "specified portion," within the meaning of the REMIC Provisions, of the interest payments on the Group 8 Non-Discount Mortgage Loans equal to the product of (i) the excess of (A) the weighted average of the Net Mortgage Rates of the Group 8 Non-Discount Mortgage Loans over (B) 5.50% and (ii) the Scheduled Principal Balances of the Group 8 Non-Discount Mortgage Loans as of the Due Date in the month of the related Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

                  For federal income tax purposes, the Pass-Through Rate for the Class 30-B-1, Class 30-B-2, Class 30-B-3, Class 30-B-4, Class 30-B-5 and Class 30-B-6 Certificates for any Distribution Date shall be expressed as a per annum rate equal to the weighted average of (i) the pass-through rate for the Class L-1B Interest, (ii) the pass-through rate for the Class L-2B Interest, (iii) the pass-through rate for the Class L-3B Interest, (iv) the pass-through rate for the Class L-4B Interest, (v) the pass-through rate for the Class L-6B Interest and (vi) the pass-through rate for the Class L-8B Interest, weighted on the basis of the respective principal balance of each such Lower-Tier REMIC Interest (computed to eight decimal places), immediately prior to such Distribution Date.

                  Section 2.08 Covenants of the Master Servicer. The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

                  (a) subject to Section 3.01, the Master Servicer shall cause each Servicer to perform its obligations under the applicable Servicing Agreement; and

                  (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading; provided, however, that the Master Servicer shall have no liability hereunder and shall be indemnified pursuant to Section 6.03 for any information with respect to the WMMSC Mortgage Loans included in any report provided hereunder.

                  Section 2.09 Representations and Warranties of the Master Servicer. The Master Servicer hereby represents and warrants to the Depositor, the Trustee and each Custodian, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

                  (a) The Master Servicer is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms thereof.

                  (b) The Master Servicer has the full power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) The execution and delivery of this Agreement by the Master Servicer, and the master servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Master Servicer and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Master Servicer, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (d) The Master Servicer or an affiliate thereof is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                  (e) No litigation is pending or threatened against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to master service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms thereof.

                  (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

                  Section 2.10 Representations and Warranties of the Custodians. Each Custodian, severally and not jointly, hereby represents and warrants to the Depositor, the Master Servicer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

                  (a) Such Custodian is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

                  (b) Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of such Custodian, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which such Custodian is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to such Custodian of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Custodian; and such Custodian is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair such Custodian's ability to perform or meet any of its obligations under this Agreement.

                  (d) No litigation is pending or threatened against such Custodian that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of such Custodian to perform any of its obligations under this Agreement in accordance with the terms thereof.

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Custodian of, or compliance by such Custodian with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, such Custodian has obtained the same.

                                   ARTICLE III

                            ADMINISTRATION AND MASTER
                           SERVICING OF MORTGAGE LOANS

                  Section 3.01 Master Servicing of Mortgage Loans. For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. With respect to WMMSC, the WMMSC Mortgage Loans and the WMMSC Servicing Agreement, the obligations of the Master Servicer imposed in the preceding sentence shall be limited to: (i) collecting the monthly report provided by WMMSC under the WMMSC Servicing Agreement, (ii) enforcing WMMSC's obligation to remit to the Trustee hereunder, (iii) receiving the annual compliance statements from WMMSC and (iv) complying with the provisions of Section 3.02(b) hereof and the WMMSC Servicing Agreement with respect to the termination of WMMSC. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior two sentences, and with customary and usual standards of practice of prudent mortgage loan master servicers. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer (provided, however, the Master Servicer shall have no obligation to review or evaluate any reports, information and other data provided by WMMSC with respect to the WMMSC Mortgage Loans) and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in
Section 4.04 and any other information and statements required hereunder; provided, however, that the Master Servicer shall be under no obligation to perform the duties outlined in this sentence with respect to WMMSC or the WMMSC Mortgage Loans other than collecting the mortgage loan information provided to the Master Servicer by WMMSC to enable the Master Servicer to prepare the statement required under Section 4.04. Other than with respect to WMMSC and the WMMSC Mortgage Loans, the Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Servicing Agreements.

            In accordance with the standards of the preceding paragraph and to the extent the related Servicer does not make such advance, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.08. The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

                  Section 3.02 Monitoring of Servicers. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

                  (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

                  (f) If a Servicer fails to make its required payment of Compensating Interest on any Distribution Date, the Master Servicer will be required to make such payment of Compensating Interest to the same extent that such Servicer was required to make such payment of Compensating Interest.

                  Section 3.03 [Reserved].

                  Section 3.04 Rights of the Depositor and the Trustee in Respect of the Master Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer or any Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or any Servicer under any Servicing Agreement or otherwise.

                  Section 3.05 Trustee to Act as Master Servicer. In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of a Master Servicer Event of Termination), the Trustee or its successor shall in accordance with Section 7.02 thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the predecessor Master Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Master Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to
Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Master Servicer pursuant to Section 2.09 hereunder). Any such assumption shall be subject to Section 7.02 hereof. If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Termination), the Trustee or its successor may, but shall not be obligated to, succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

                  The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

                  The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.

                  If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to
Section 3.10(b)(iv); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

                  Section 3.06 Protected Accounts. (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement.

                  (b) In accordance with the terms of the applicable Servicing Agreement, amounts on deposit in a Protected Account may be invested by the applicable Servicer in investments specified in such Servicing Agreement. The income earned from investments made pursuant to this Section 3.06 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                  Section 3.07 Collection of Mortgage Loan Payments; Collection Account; Distribution Account. (a) The Master Servicer shall enforce the obligation of the Servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with the applicable Servicing Agreement and the terms and provisions of any related Required Insurance Policy.

                  (b) The Master Servicer shall establish and maintain a Collection Account into which the Master Servicer shall deposit or cause to be deposited within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by the Servicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

                  (iii) all Liquidation Proceeds (including Insurance Proceeds), other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicers or Master Servicer's normal servicing procedures;

                  (iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.07(e) in connection with any losses on Permitted Investments;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.15(b), 3.15(d), and in respect of net monthly rental income from REO Property pursuant to Section 3.15 hereof;

                  (vi) all Substitution Adjustment Amounts;

                  (vii) all Advances made by the Master Servicer pursuant to
         Section 4.01;

                  (viii) [Reserved];

                  (ix) any Compensating Interest Payments;

                  (x) any amounts deposited by the Master Servicer in connection with a deductible clause in any blanket hazard insurance policy in respect of the Mortgage Loans in such Group;

                  (xi) all proceeds of a primary mortgage guaranty insurance policy in respect of the Mortgage Loans in such Group; and

                  (xii) any other amounts required to be deposited hereunder.

                  In the event that the Master Servicer shall deposit into the Collection Account any amount not required to be deposited, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.10.

                  (c) [Reserved].

                  (d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt but no later than on the Distribution Account Deposit Date, deposit in the Distribution Account and retain therein the following:

                  (i) the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.10(a)(ix);

                  (ii) any amount deposited by the Master Servicer pursuant to
         Section 3.07(e) in connection with any losses on Permitted Investments; and (iii) any other amounts described hereunder which are required to be deposited in the Distribution Account.

                  In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.10. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

                  (e) Each institution at which the Collection Account or Distribution Account is maintained shall invest the funds on deposit in the Collection Account or Distribution Account as directed in writing by the Master Servicer, in Permitted Investments. Funds invested in the Collection Account shall mature not later than the Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Account Deposit Date). The Trustee shall, with respect to funds other than the WMMSC Monthly Remittance Amount, as directed by the Master Servicer, and with respect to the WMMSC Monthly Remittance Amount, as directed by WMMSC, either (i) hold funds on deposit in the Distribution Account uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereon, except as otherwise agreed in writing with the Master Servicer, or (ii) invest funds on deposit in the Distribution Account in Permitted Investments as directed by the Master Servicer, which Permitted Investments shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains such fund or account, then such Permitted Investment shall mature not later than such Distribution Date). Permitted Investments in respect of the Collection Account or the Distribution Account shall not be sold or disposed of prior to their maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer as master servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer (from its own funds without any right of reimbursement) in the Collection Account or paid to the Trustee by wire transfer of immediately available funds for deposit into the Distribution Account. All income and gain (net of any losses realized from any such investment of funds on deposit in the Distribution Account and net of the WMMSC Investment Earnings Amount) shall be for the benefit of the Master Servicer as additional compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Distribution Account. The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account (except to the extent the Trustee is the obligor and has defaulted thereon) or the Distribution Account and made in accordance with this Section 3.07. In the absence of written instructions by the Master Servicer, with respect to funds other than the WMMSC Monthly Remittance Amount, or WMMSC, with respect to the WMMSC Monthly Remittance Amount, to invest funds held in the Collection Account or Distribution Account, all funds on deposit thereon shall remain uninvested.

                  (f) The Master Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

                  Section 3.08 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall require each Servicer to establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

                  Section 3.09 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer and each Custodian shall afford and the Master Servicer shall require the Servicers to afford the Depositor and the Trustee and their respective agents or representatives reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement or the Servicing Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer, the applicable Servicer or the related Custodian.

                  Upon reasonable advance notice in writing, the Master Servicer and each Custodian will provide or the Master Servicer shall require the Servicers, to the extent set forth in the applicable Servicing Agreement, to provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer, the applicable Servicer or the related Custodian shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer, the applicable Servicer or the related Custodian in providing such reports and access.

                  Section 3.10 Permitted Withdrawals from the Collection Account and Distribution Account. (a) The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

                  (i) to pay to the Servicers (to the extent not previously retained by them), the servicing compensation to which they are entitled pursuant to Section 3.19, and to pay to the Master Servicer, earnings on or investment income with respect to funds in or credited to the Collection Account;

                  (ii) to reimburse the Servicers or the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Servicers or the Master Servicer for any Nonrecoverable Advance previously made;

                  (iv) to reimburse the Servicers or the Master Servicer for Insured Expenses from the related Insurance Proceeds;

                  (v) to reimburse the Servicers or the Master Servicer for (a) unreimbursed Servicing Advances, the Servicers' or the Master Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06 and (b) for unpaid Servicing Fees as provided in Section 3.15 hereof;

                  (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03, all amounts received thereon after the date of such purchase;

                  (vii) to reimburse the Transferor, the Master Servicer or the Depositor for expenses or indemnities incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

                  (viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

                  (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds, Group 7 Available Funds and Group 8 Available Funds for such Distribution Date, and remit by wire transfer of immediately available funds such amount to the Trustee for deposit in the Distribution Account;

                  (x) to reimburse the Master Servicer for any costs or expenses incurred by it and reimbursable pursuant to Section 3.02; and

                  (xi) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

                  The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Collection Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Master Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

                  (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of
Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay to the Master Servicer earnings on or investment income, if any, and WMMSC the WMMSC Investment Earnings Amount, if any, with respect to funds in or credited to the Distribution Account;

                  (ii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein in accordance with Section 3.07(d);

                  (iii) to withdraw any indemnity, expense or other reimbursement owed to it pursuant to this Agreement, including, without limitation, Section 3.05, Section 7.02 and Section 8.05; and

                  (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

                  Section 3.11 Maintenance of Hazard Insurance. (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) Pursuant to Sections 3.07 and 3.08, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.08. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.07 and 3.08.

                  Section 3.12 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

                  Section 3.13 Maintenance of the Primary Insurance Policies.
(a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

                  (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Sections
3.07 and 3.08, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.08.

                  Section 3.14 Realization upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

                  Section 3.15 REO Property. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

                  (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

                  (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

                  (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Collection Account.

                  In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property prior to the close of the third calendar year after the year in which the Trust Fund acquires such Mortgaged Property unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such Mortgaged Property for the period of such extension. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause the applicable Servicer to comply with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

                  Section 3.16 Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

                  Section 3.17 Trustee to Cooperate; Release of Mortgage Files. Upon (i) the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or (ii) otherwise in connection with the servicing of any Mortgage Loan, the Master Servicer shall, upon receipt of notification from the related Servicer pursuant to the applicable Servicing Agreement which notification shall state that such payment in full has been deposited in the Collection Account or has otherwise been escrowed in a manner customary for such purposes, instruct the related Custodian to, and the related Custodian shall, release the related Mortgage File to the related Servicer. Upon notification, the Trustee shall at the related Custodian's direction execute and deliver to the related Custodian the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the related Custodian, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

                  If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

                  Section 3.18 Documents, Records and Funds in Possession of Master Servicer and Custodians to Be Held for the Trustee. Notwithstanding any other provisions of this Agreement, the Master Servicer shall forward to the related Custodian with an instruction to, and the related Custodian shall, place within the Mortgage File and the Master Servicer shall cause each Servicer to transmit to the related Custodian as required by this Agreement and the related Servicing Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer or related Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or related Servicer or which otherwise are collected by the Master Servicer, or related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, the related Servicer or the related Custodian in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account or any Protected Account, shall be held by the Master Servicer, the related Servicer or the related Custodian for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement and the related Servicing Agreement. Each of the Master Servicer and the Custodians also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

                  Section 3.19 Master Servicing Compensation. As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to all investment income gained on amounts held in the Collection Account plus, with respect to the WFHM Serviced Mortgage Loans for which the Master Servicer is entitled to a fee (as specified on the Mortgage Loan Schedule), an additional fee equal to (i) the Master Servicing Fee Rate multiplied by (ii) the Scheduled Principal Balance of the WFHM Serviced Mortgage Loans as of the Due Date in the month preceding the month in which the related Distribution Date occurs. The Trustee will remit to the Master Servicer all investment income earned on amounts held in the Distribution Account net of the WMMSC Investment Earnings Amount, if any, which the Trustee shall remit directly to WMMSC.

                  Section 3.20 Access to Certain Documentation. The Master Servicer and each Custodian shall provide and the Master Servicer shall cause each Servicer to provide in accordance with the related Servicing Agreement to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer, the related Custodian and the related Servicer. Nothing in this Section shall limit the obligation of the Master Servicer, the related Custodian and the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer, the related Custodian or the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. In fulfilling such requests, the Master Servicer and the related Custodian shall not be responsible to determine the sufficiency of such information.

                  Section 3.21 Annual Statement as to Compliance. The Master Servicer shall deliver to the Depositor, each Rating Agency and the Trustee on or before March 15th of each year, commencing with March 15, 2004, an Officer's Certificate, signed by two officers of the Master Servicer, stating, as to the signers thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  Section 3.22 Annual Independent Public Accountants' Servicing Statement; Financial Statements. On or before March 15th of each year, commencing with March 15, 2004, if the Master Servicer has, during the course of any fiscal year, directly serviced any Mortgage Loan, then at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Depositor, the Trustee or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac requires it to report. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

                  Section 3.23 Errors and Omissions Insurance; Fidelity Bonds. The Master Servicer shall for so long as it acts as Master Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies shall be in such form and such amount generally acceptable for entities serving as master servicer. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                   ARTICLE IV

                      DISTRIBUTIONS AND SERVICING ADVANCES

                  Section 4.01 Advances. The Master Servicer shall deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Scheduled Payment due on a Mortgage Loan that is delinquent (other than as a result of a Relief Act Reduction) and for which the related Servicer was required to make an Advance pursuant to the related Servicing Agreement and (y) amounts deposited in the Collection Account (or, in the case of WMMSC, amounts deposited in the Distribution Account) to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under the related Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable Advance. Any amounts deposited by the Master Servicer pursuant to this Section 4.01 shall be net of the Servicing Fee and the Master Servicing Fee, if applicable, for the related Mortgage Loans.

                  Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall withdraw the Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds, Group 7 Available Funds and Group 8 Available Funds (to the extent on deposit in the Distribution Account) from the Distribution Account and, pursuant to written instruction received from the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, apply such funds, first to distributions in respect of the Lower-Tier REMIC Regular Interests, as provided in Section 4.02(g), and then to distributions on the Certificates in the following order and priority and, in each case, to the extent of Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds, Group 6 Available Funds, Group 7 Available Funds and Group 8 Available Funds, subject to adjustment in accordance with Section 4.02(e):

                  (i) With respect to the Group 1 Certificates from the Group 1 Available Funds; with respect to the Group 2 Certificates from the Group 2 Available Funds; with respect to the Group 3 Certificates from the Group 3 Available Funds; with respect to the Group 4 Certificates from the Group 4 Available Funds; with respect to the Group 5 Certificates from the Group 5 Available Funds; with respect to the Group 6 Certificates from the Group 6 Available Funds; with respect to the Group 7 Certificates from the Group 7 Available Funds; with respect to the Group 8 Certificates from the Group 8 Available Funds; with respect to the Class 15-A-X and Class 15-PO Certificates from the Available Funds related to the 15-Year Loan Groups; with respect to the Class 30-A-X Certificates from the Available Funds related to the 30-Year Loan Groups; with respect to the Class 30-PO Certificates, from the Available Funds related to the 30-Year Loan Groups (other than Loan Group 6); with respect to the 15-Year Subordinate Certificates from the Available Funds related to the 15-Year Loan Groups; with respect to the 30-Year Subordinate Certificates from the Available Funds related to the 30-Year Loan Groups, as follows:

                  first, concurrently,

                           (A) to each Class of Group 1 Certificates and the
                  Class 30-A-X Certificates, pro rata based on the Accrued Certificate Interest of each such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; provided, however, that for purposes of the distributions pursuant to this clause (A), the Accrued Certificate Interest for the Class 30-A-X Certificates shall be calculated solely on the basis of that portion of the Class 30-A-X Notional Amount attributable to the Group 1 Mortgage Loans;

                           (B) to each Class of Group 2 Certificates and the
                  Class 30-A-X Certificates, pro rata based on the Accrued Certificate Interest of each such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; provided, however, that for purposes of the distributions pursuant to this clause (B), the Accrued Certificate Interest for the Class 30-A-X Certificates shall be calculated solely on the basis of that portion of the Class 30-A-X Notional Amount attributable to the Group 2 Mortgage Loans;

                           (C) to each Class of Group 3 Certificates and the
                  Class 30-A-X Certificates, pro rata based on the Accrued Certificate Interest of each such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; provided, however, that for purposes of the distributions pursuant to this clause (C), the Accrued Certificate Interest for the Class 30-A-X Certificates shall be calculated solely on the basis of that portion of the Class 30-A-X Notional Amount attributable to the Group 3 Mortgage Loans;

                           (D) to each Class of Group 4 Certificates and the
                  Class 30-A-X Certificates, pro rata based on the Accrued Certificate Interest of each such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; provided, however, that for purposes of the distributions pursuant to this clause (D), the Accrued Certificate Interest for the Class 30-A-X Certificates shall be calculated solely on the basis of that portion of the Class 30-A-X Notional Amount attributable to the Group 4 Mortgage Loans;

                           (E) to each Class of Group 5 Certificates and the
                  Class 15-A-X Certificates, pro rata based on the Accrued Certificate Interest of each such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; provided, however, that for purposes of the distributions pursuant to this clause (E), the Accrued Certificate Interest for the Class 15-A-X Certificates shall be calculated solely on the basis of that portion of the Class 15-A-X Notional Amount attributable to the Group 5 Mortgage Loans;

                           (F) to each Class of Group 6 Certificates and the
                  Class 30-A-X Certificates, pro rata based on the Accrued Certificate Interest of each such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; provided, however, that for purposes of the distributions pursuant to this clause (F), the Accrued Certificate Interest for the Class 30-A-X Certificates shall be calculated solely on the basis of that portion of the Class 30-A-X Notional Amount attributable to the Group 6 Mortgage Loans;

                           (G) to each Class of Group 7 Certificates and the
                  Class 15-A-X Certificates, pro rata based on the Accrued Certificate Interest of each such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; provided, however, that for purposes of the distributions pursuant to this clause (G), the Accrued Certificate Interest for the Class 15-A-X Certificates shall be calculated solely on the basis of that portion of the Class 15-A-X Notional Amount attributable to the Group 7 Mortgage Loans; and

                           (H) to each Class of Group 8 Certificates and the
                  Class 30-A-X Certificates, pro rata based on the Accrued Certificate Interest of each such Class, an amount allocable to interest equal to the related Accrued Certificate Interest; provided, however, that for purposes of the distributions pursuant to this clause (H), the Accrued Certificate Interest for the Class 30-A-X Certificates shall be calculated solely on the basis of that portion of the Class 30-A-X Notional Amount attributable to the Group 8 Mortgage Loans;

                  in each case ((A), (B), (C), (D), (E), (F), (G) and (H) of this paragraph), any shortfall shall be allocated among such Classes in proportion to the amount of the Accrued Certificate Interest that would have been distributed in the absence of such shortfall; and

                  second, concurrently,

                           (A) to the extent of remaining Group 1 Available
                  Funds, to the Class 1-A-1 Certificates and the Class 30-PO Certificates, concurrently, as follows:

                                    (1) to the Class 30-PO Certificates, an
                           amount allocable to principal equal to the Group 1 PO Principal Distribution Amount, up to the outstanding Class Principal Balance of the Class 30-PO Certificates; and

                                    (2) up to the amount of the Group 1 Optimal
                           Principal Amount for such Distribution Date, to the Class 1-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero.

                           (B) to the extent of remaining Group 2 Available
                  Funds, to the Class 2-A-1 Certificates and the Class 30-PO Certificates, concurrently, as follows:


                                    (1) to the Class 30-PO Certificates, an
                           amount allocable to principal equal to the Group 2 PO Principal Distribution Amount, up to the outstanding Class Principal Balance of the Class 30-PO Certificates; and

                                    (2) up to the amount of the Group 2 Optimal
                           Principal Amount for such Distribution Date, to the Class 2-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero.

                           (C) to the extent of remaining Group 3 Available
                  Funds, to the Class 3-A-1 Certificates and the Class 30-PO Certificates, concurrently, as follows:


                                    (1) to the Class 30-PO Certificates, an
                           amount allocable to principal equal to the Group 3 PO Principal Distribution Amount, up to the outstanding Class Principal Balance of the Class 30-PO Certificates; and

                                    (2) up to the amount of the Group 3 Optimal
                           Principal Amount for such Distribution Date, to the Class 3-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero.

                           (D) to the extent of remaining Group 4 Available
                  Funds, to each Class of Group 4 Certificates and the Class 30-PO Certificates, concurrently, as follows:

                                    (1) to the Class 30-PO Certificates, an
                           amount allocable to principal equal to the Group 4 PO Principal Distribution Amount, up to the outstanding Class Principal Balance of the Class 30-PO Certificates; and

                                    (2) up to the amount of the Group 4 Optimal
                           Principal Amount for such Distribution Date as follows:

                                             (a) first, to the Class A-R
                                    Certificates (in respect of the Class U-R
                                    Interest), until the Class Principal Balance of such Class has been reduced to zero; and

                                             (b) second, to the Class 4-A-1
                                    Certificates, until the Class Principal
                                    Balance of such Class has been reduced to zero.

                           (E) to the extent of remaining Group 5 Available
                  Funds, to the Class 5-A-1 Certificates and the Class 15-PO Certificates, as follows:

                                    (1) to the Class 15-PO Certificates, an
                           amount allocable to principal equal to the Group 5 PO Principal Distribution Amount, up to the outstanding Class Principal Balance of the Class 15-PO Certificates; and

                                    (2) up to the amount of the Group 5 Optimal
                           Principal Amount for such Distribution Date, to the Class 5-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero.

                           (F) to the extent of remaining Group 6 Available
                  Funds, up to the amount of the Group 6 Optimal Principal Amount for such Distribution Date, to the Class 6-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero.

                           (G) to the extent of remaining Group 7 Available
                  Funds, to the Class 7-A-1 Certificates and the Class 15-PO Certificates, as follows:

                                    (1) to the Class 15-PO Certificates, an
                           amount allocable to principal equal to the Group 7 PO Principal Distribution Amount, up to the outstanding Class Principal Balance of the Class 15-PO Certificates; and

                                    (2) up to the amount of the Group 7 Optimal
                           Principal Amount for such Distribution Date, to the Class 7-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero.

                           (H) to the extent of remaining Group 8 Available
                  Funds, to the Class 8-A-1 Certificates and the Class 30-PO Certificates, as follows:

                                    (1) to the Class 30-PO Certificates, an
                           amount allocable to principal equal to the Group 8 PO Principal Distribution Amount, up to the outstanding Class Principal Balance of the Class 30-PO Certificates; and

                                    (2) up to the amount of the Group 8 Optimal
                           Principal Amount for such Distribution Date, to the Class 8-A-1 Certificates, until its Class Principal Balance is reduced to zero.

                  third,

                           (A) to the Class 30-PO Certificates, (a) from the
                  remaining Group 1 Available Funds, the Group 1 PO Deferred Amount, (b) from the remaining Group 2 Available Funds, the Group 2 PO Deferred Amount, (c) from the remaining Group 3 Available Funds, the Group 3 PO Deferred Amount, (d) from the remaining Group 4 Available Funds, the Group 4 PO Deferred Amount, and (e) from the remaining Group 8 Available Funds, the Group 8 PO Deferred Amount;

            provided, however, that any payments in respect of the Group 1 PO Deferred Amount, Group 2 PO Deferred Amount, Group 3 PO Deferred Amount, Group 4 PO Deferred Amount and Group 8 PO Deferred Amount shall not exceed the Aggregate 30-Year Subordinate Optimal Principal Amount for such Distribution Date and shall be payable from the Aggregate 30-Year Subordinate Optimal Principal Amount, first, from the amounts with respect to the 30-Year Loan Groups in clause (i) of the definition "Subordinate Optimal Principal Amount," and second, from amounts in clause (ii) of the definition thereof and third, from amounts in clause (iii) of the definition thereof; and

                           (B) to the Class 15-PO Certificates, (a) from the
                  remaining Group 5 Available Funds, the Group 5 PO Deferred Amount and (b) from the remaining Group 7 Available Funds, the Group 7 PO Deferred Amount;

            provided, however, that any payments in respect of the Group 5 PO Deferred Amount and Group 7 PO Deferred Amount shall not exceed the Aggregate 15-Year Subordinate Optimal Principal Amount for such Distribution Date and shall be payable from the Aggregate 15-Year Subordinate Optimal Principal Amount, first, from the amounts with respect to the 15-Year Loan Groups in clause (i) of the definition "Subordinate Optimal Principal Amount," and second, from amounts in clause (ii) of the definition thereof and third, from amounts in clause (iii) of the definition thereof;

                  (ii) to the Subordinate Certificates, subject to Section 4.02(e), in the following order of priority:

                           (A) (I) from the remaining Available Funds for the
                  15-Year Loan Groups, in the aggregate, to the Class 15-B-1 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 15-B-1 Certificates for that Distribution Date and (2) the Class 15-B-1 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero, and (II) from the remaining Available Funds for the 30-Year Loan Groups, in the aggregate, to the Class 30-B-1 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 30-B-1 Certificates for that Distribution Date and (2) the Class 30-B-1 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero;

                           (B) (I) from the remaining Available Funds for the
                  15-Year Loan Groups, in the aggregate, to the Class 15-B-2 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 15-B-2 Certificates for that Distribution Date and (2) the Class 15-B-2 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero, and (II) from the remaining Available Funds for the 30-Year Loan Groups, in the aggregate, to the Class 30-B-2 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 30-B-2 Certificates for that Distribution Date and (2) the Class 30-B-2 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero;

                           (C) (I) from the remaining Available Funds for the
                  15-Year Loans Groups, in the aggregate, to the Class 15-B-3 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 15-B-3 Certificates for that Distribution Date and (2) the Class 15-B-3 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero, and (II) from the remaining Available Funds for the 30-Year Loans Groups, in the aggregate, to the Class 30-B-3 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 30-B-3 Certificates for that Distribution Date and (2) the Class 30-B-3 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero;

                           (D) (I) from the remaining Available Funds for the
                  15-Year Loans Groups, in the aggregate, to the Class 15-B-4 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 15-B-4 Certificates for that Distribution Date and (2) the Class 15-B-4 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero, and (II) from the remaining Available Funds for the 30-Year Loans Groups, in the aggregate, to the Class 30-B-4 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 30-B-4 Certificates for that Distribution Date and (2) the Class 30-B-4 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero;

                           (E) (I) from the remaining Available Funds for the
                  15-Year Loan Groups, in the aggregate, to the Class 15-B-5 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 15-B-5 Certificates for that Distribution Date and (2) the Class 15-B-5 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero, and (II) from the remaining Available Funds for the 30-Year Loan Groups, in the aggregate, to the Class 30-B-5 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 30-B-5 Certificates for that Distribution Date and (2) the Class 30-B-5 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero;

                           (F) (I) from the remaining Available Funds for the
                  15-Year Loan Groups, in the aggregate, to the Class 15-B-6 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 15-B-6 Certificates for that Distribution Date and (2) the Class 15-B-6 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero, and (II) from the remaining Available Funds for the 30-Year Loan Groups, in the aggregate, to the Class 30-B-6 Certificates in the following order: (1) the Accrued Certificate Interest on the Class 30-B-6 Certificates for that Distribution Date and (2) the Class 30-B-6 Certificates' Allocable Share for that Distribution Date until its Class Principal Balance is reduced to zero;

                           (G) to the Class A-R Certificate, in respect of the
                  Class A-LR Interest, and Class A-UR Interest any remaining portion (which is expected to be zero) of Available Funds in the Lower-Tier REMIC and Upper-Tier REMIC, respectively.

                  On any Distribution Date, amounts distributed in respect of Group PO Deferred Amounts shall not reduce the Class Principal Balances of the Class 15-PO and Class 30-PO Certificates.

                  On any Distribution Date, to the extent the Amount Available for Group 1 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (A) above, (x) the amount distributable on the Class 30-PO Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (A) above shall be equal to the product of (1) the Amount Available for Group 1 Principal and (2) a fraction, the numerator of which is the Group 1 PO Principal Distribution Amount and the denominator of which is the sum of the Group 1 PO Principal Distribution Amount and the Group 1 Optimal Principal Amount and (y) the amount distributable on the Group 1 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 1 Principal and (2) a fraction, the numerator of which is the Group 1 Optimal Principal Amount and the denominator of which is the sum of the Group 1 Optimal Principal Amount and the Group 1 PO Principal Distribution Amount.

                  On any Distribution Date, to the extent the Amount Available for Group 2 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (B) above, (x) the amount distributable on the Class 30-PO Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (B) above shall be equal to the product of (1) the Amount Available for Group 2 Principal and (2) a fraction, the numerator of which is the Group 2 PO Principal Distribution Amount and the denominator of which is the sum of the Group 2 PO Principal Distribution Amount and the Group 2 Optimal Principal Amount and (y) the amount distributable on the Group 2 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 2 Principal and (2) a fraction, the numerator of which is the Group 2 Optimal Principal Amount and the denominator of which is the sum of the Group 2 Optimal Principal Amount and the Group 2 PO Principal Distribution Amount.

                  On any Distribution Date, to the extent the Amount Available for Group 3 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (C) above, (x) the amount distributable on the Class 30-PO Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (C) above shall be equal to the product of (1) the Amount Available for Group 3 Principal and (2) a fraction, the numerator of which is the Group 3 PO Principal Distribution Amount and the denominator of which is the sum of the Group 3 PO Principal Distribution Amount and the Group 3 Optimal Principal Amount and (y) the amount distributable on the Group 3 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 3 Principal and (2) a fraction, the numerator of which is the Group 3 Optimal Principal Amount and the denominator of which is the sum of the Group 3 Optimal Principal Amount and the Group 3 PO Principal Distribution Amount.

                  On any Distribution Date, to the extent the Amount Available for Group 4 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (D) above, (x) the amount distributable on the Class 30-PO Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (D) above shall be equal to the product of (1) the Amount Available for Group 4 Principal and (2) a fraction, the numerator of which is the Group 4 PO Principal Distribution Amount and the denominator of which is the sum of the Group 4 PO Principal Distribution Amount and the Group 4 Optimal Principal Amount and (y) the amount distributable on the Group 4 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 4 Principal and (2) a fraction, the numerator of which is the Group 4 Optimal Principal Amount and the denominator of which is the sum of the Group 4 Optimal Principal Amount and the Group 4 PO Principal Distribution Amount.

                  On any Distribution Date, to the extent the Amount Available for Group 5 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (E) above, (x) the amount distributable on the Class 15-PO Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (E) above shall be equal to the product of (1) the Amount Available for Group 5 Principal and (2) a fraction, the numerator of which is the Group 5 PO Principal Distribution Amount and the denominator of which is the sum of the Group 5 PO Principal Distribution Amount and the Group 5 Optimal Principal Amount and (y) the amount distributable on the Group 5 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 5 Principal and (2) a fraction, the numerator of which is the Group 5 Optimal Principal Amount and the denominator of which is the sum of the Group 5 Optimal Principal Amount and the Group 5 PO Principal Distribution Amount.

                  On any Distribution Date, to the extent the Amount Available for Group 7 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (G) above, (x) the amount distributable on the Class 15-PO Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (G) above shall be equal to the product of (1) the Amount Available for Group 7 Principal and (2) a fraction, the numerator of which is the Group 7 PO Principal Distribution Amount and the denominator of which is the sum of the Group 7 PO Principal Distribution Amount and the Group 7 Optimal Principal Amount and (y) the amount distributable on the Group 7 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 7 Principal and (2) a fraction, the numerator of which is the Group 7 Optimal Principal Amount and the denominator of which is the sum of the Group 7 Optimal Principal Amount and the Group 7 PO Principal Distribution Amount.

                  On any Distribution Date, to the extent the Amount Available for Group 8 Principal is insufficient to make the full distribution required to be made pursuant to clause (i), priority second sub-clause (H) above, (x) the amount distributable on the Class 30-PO Certificates in respect of principal pursuant to such clause (i), priority second sub-clause (H) above shall be equal to the product of (1) the Amount Available for Group 8 Principal and (2) a fraction, the numerator of which is the Group 8 PO Principal Distribution Amount and the denominator of which is the sum of the Group 8 PO Principal Distribution Amount and the Group 8 Optimal Principal Amount and (y) the amount distributable on the Group 8 Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Group 8 Principal and (2) a fraction, the numerator of which is the Group 8 Optimal Principal Amount and the denominator of which is the sum of the Group 8 Optimal Principal Amount and the Group 8 PO Principal Distribution Amount.

                  (b) With respect to the 15-Year Loan Groups, on each Distribution Date on or after the related Cross-Over Date, notwithstanding the allocation and priority set forth in Section 4.02(a)(i) priority third, no distribution will be made on the Class 15-PO Certificates in respect of any Group 5 PO Deferred Amounts and Group 7 PO Deferred Amounts. With respect to the 30-Year Loan Groups, on each Distribution Date on or after the related Cross-Over Date, notwithstanding the allocation and priority set forth in
Section 4.02(a)(i) priority third, no distribution will be made on the Class 30-PO Certificates in respect of any Group 1 PO Deferred Amounts, Group 2 PO Deferred Amounts, Group 3 PO Deferred Amounts, Group 4 PO Deferred Amounts and Group 8 PO Deferred Amounts.

                  (c) On each Distribution Date, the amount referred to in clause (i) of the definition of Accrued Certificate Interest for each Class of Senior Certificates (other than the Principal Only Certificates) and Subordinate Certificates for such Distribution Date shall be reduced by (i) the related Class's pro rata share of Net Prepayment Interest Shortfalls with respect to the Mortgage Loans in the related Loan Group or Loan Groups, based on such Class's Accrued Certificate Interest for such Distribution Date without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class's pro rata share of (A) after the related Special Hazard Coverage Termination Date with respect to each Mortgage Loan in the related Loan Group or Loan Groups, that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date with respect to each Mortgage Loan in the related Loan Group or Loan Groups that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Deficient Valuation, (C) each Relief Act Reduction incurred on a Mortgage Loan in the related Loan Group or Loan Groups, during the calendar month preceding the month of such Distribution Date and (D) after the related Fraud Loss Coverage Termination Date with respect to each Mortgage Loan in the related Loan Group or Loan Groups that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month. For purposes of calculating the reduction in the amount referred to in clause (i) of the definition of Accrued Certificate Interest for the Class 15-A-X or Class 30-A-X Certificates in respect of any Loan Group, such reduction shall be based on the amount of interest accruing on the portion of the Class 15-A-X Notional Amount or Class 30-A-X Notional Amount, as applicable, derived from such Loan Group. For purposes of calculating the reduction in the amount referred to in clause (i) of the definition of Accrued Certificate Interest for each Class of Subordinate Certificates in respect of any Loan Group, such reduction shall be based upon the amount of interest accruing at 6.500% per annum, with respect to Loan Group 1 and Loan Group 2, 6.000% per annum, with respect to Loan Group 3 and Loan Group 6, 5.500% per annum, with respect to Loan Group 4 and Loan Group 8 and 5.000% per annum, with respect to Loan Group 5 and Loan Group 7, on such Class' proportionate share, based on Class Principal Balance, of the related Group Subordinate Amount for that Distribution Date.

                  (d) [Reserved.]

                  (e) Notwithstanding the priority and allocation contained in
Section 4.02(a)(ii), if with respect to any Class of Subordinate Certificates on any Distribution Date, such Class has not satisfied the related Class Prepayment Distribution Trigger, no distribution of amounts pursuant to clauses (ii) and
(iii) of the definition of the applicable Subordinate Optimal Principal Amount will be made to any such Classes (the "Restricted Classes") and the amount of such amounts pursuant to clauses (ii) and (iii) of the definition of the applicable Subordinate Optimal Principal Amount otherwise distributable to the Restricted Classes shall be distributed to any Classes of related Subordinate Certificates, which are not Restricted Classes, having lower numerical Class designations than such Class, pro rata based on their respective Class Principal Balances immediately prior to such Distribution Date. The calculation of any amount to be distributed under this Section 4.02(e) shall be made by the Master Servicer.

                  (f) (I) On each Distribution Date, after application of Available Funds for the 15-Year Loan Groups in accordance with Section 4.02(a)(i) the Trustee shall effect cross-collateralization among the 15-Year Certificate Groups as follows:

                  (i) To the extent any Accrued Certificate Interest with respect to any Class of one or more of the 15-Year Senior Certificates (other than the Class 15-PO Certificates) remains unpaid after application of Available Funds for the 15-Year Loan Groups in accordance with Section 4.02(a)(i), Available Funds for the 15-Year Loan Groups remaining after payments on the 15-Year Senior Certificates (other than the Class 15-PO Certificates) shall be applied to cover such unpaid Accrued Certificate Interest, and shall be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.

                  (ii) To the extent any Group 5 PO Deferred Amount or Group 7 PO Deferred Amount has not been paid from Available Funds for the related Loan Group, the available Subordinate Principal Distribution Amount for the 15-Year Subordinate Certificates shall be applied to pay any such Group PO Deferred Amount.

                  (iii) If on any Distribution Date, one or more of the 15-Year Certificate Groups is an Undercollateralized Group, the available Subordinate Principal Distribution Amount for the 15-Year Subordinate Certificates (after giving effect to amounts required to be paid in subclause (ii) above) shall be paid to each such Undercollateralized Group as principal to the Senior Certificates of each such Undercollateralized Group in accordance with the priorities set forth in Section 4.02(a)(i) until the aggregate Class Principal Balance of the Senior Certificates of each such Undercollateralized Group equals the Pool Balance of the related Loan Group (net of the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in such Loan Group). If more than one of such Certificate Groups is an Undercollateralized Group, the available Subordinate Principal Distribution Amount for the 15-Year Subordinate Certificates shall be distributed between such Undercollateralized Groups pro rata according to Group Pool Principal Balances.

                  (iv) On or after the date on which the Class Principal Balances of all of the Senior Certificates in any of the 15-Year Certificate Groups have been reduced to zero, amounts otherwise distributable as principal on the 15-Year Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount, shall be paid pro rata as principal to the remaining Senior Certificates of such other Certificate Group or Certificate Groups in accordance with the priorities set forth in Section 4.02(a)(i), provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for the 15-Year Subordinate Certificates for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage for the 15-Year Subordinate Certificates or (b) the average outstanding principal balance of the 15-Year Loans delinquent 60 days or more over the last six months (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

                  (v) Any application of the Subordinate Principal Distribution Amount for the 15-Year Subordinate Certificates pursuant to the preceding paragraphs (ii), (iii) and (iv) will reduce distributions of such amount in reverse order of priority pursuant to the priorities set forth in Section 4.02(a)(ii).

                  (II) On each Distribution Date, after application of the Available Funds for the 30-Year Loan Groups in accordance with Section 4.02(a)(i) the Trustee shall effect cross-collateralization among the 30-Year Certificate Groups as follows:

                  (i) To the extent any Accrued Certificate Interest with respect to any Class of one or more of the 30-Year Senior Certificates (other than the Class 30-PO Certificates), remains unpaid after application of Available Funds for the 30-Year Loan Groups in accordance with Section 4.02(a)(i), Available Funds for the 30-Year Loan Groups remaining after payments on the 30-Year Senior Certificates (other than the Class 30-PO Certificates) shall be applied to cover such unpaid Accrued Certificate Interest, and shall be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.

                  (ii) To the extent any Group 1 PO Deferred Amount, Group 2 PO Deferred Amount, Group 3 PO Deferred Amount, Group 4 PO Deferred Amount or Group 8 PO Deferred Amount has not been paid from Available Funds for the related Loan Group, the available Subordinate Principal Distribution Amount for the 30-Year Subordinate Certificates shall be applied to pay any such Group 1 PO Deferred Amount, Group 2 PO Deferred Amount, Group 3 PO Deferred Amount, Group 4 PO Deferred Amount or Group 8 PO Deferred Amount.

                  (iii) If on any Distribution Date, one or more of the 30-Year Certificate Groups is an Undercollateralized Group, the available Subordinate Principal Distribution Amount for the 30-Year Subordinate Certificates (after giving effect to amounts required to be paid in subclause (ii) above) shall be paid to each such Undercollateralized Group as principal to the Senior Certificates of each such Undercollateralized Group in accordance with the priorities set forth in Section 4.02(a)(i) until the aggregate Class Principal Balance of the Senior Certificates of each such Undercollateralized Group equals the Pool Balance of the related Loan Group (net of the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in such Loan Group). If more than one of such Certificate Groups is an Undercollateralized Group, the available Subordinate Principal Distribution Amount for the 30-Year Subordinate Certificates shall be distributed between such Undercollateralized Groups pro rata according to Group Pool Principal Balances.

                  (iv) On or after the date on which the Class Principal Balances of all of the Senior Certificates in any of the 30-Year Certificate Groups have been reduced to zero, amounts otherwise distributable as principal on the 30-Year Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount, shall be paid pro rata as principal to the remaining Senior Certificates of such other Certificate Group or Certificate Groups in accordance with the priorities set forth in Section 4.02(a)(i), provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for the 30-Year Subordinate Certificates for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage for the 30-Year Subordinate Certificates or (b) the average outstanding principal balance of the 30-Year Loans delinquent 60 days or more over the last six months (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

                  Any application of the Subordinate Principal Distribution Amount for the 30-Year Subordinate Certificates pursuant to the preceding paragraphs (ii), (iii) and (iv) will reduce distributions of such amount in reverse order of priority pursuant to the priorities set forth in Section 4.02(a)(ii).

                  (g) On each Distribution Date, Group Available Funds for each Loan Group shall be applied to distributions on the Lower-Tier REMIC Regular Interests.

                  The pass-through rate with respect to the Class L-1B Interest and Class L-1Q Interest shall be 6.50% per annum. The pass-through rate with respect to the Class L-2B Interest and Class L-2Q Interest shall be 6.50% per annum. The pass-through rate with respect to the Class L-3B Interest and Class L-3Q Interest shall be 6.00% per annum. The pass-through rate with respect to the Class L-4B Interest and Class L-4Q Interest shall be 5.50% per annum. The pass-through rate with respect to the Class L-5B Interest and Class L-5Q Interest shall be 5.00% per annum. The pass-through rate with respect to the Class L-6B Interest and Class L-6Q Interest shall be 6.00% per annum. The pass-through rate with respect to the Class L-7B Interest and Class L-7Q Interest shall be 5.00% per annum. The pass-through rate with respect to the Class L-8B Interest and Class L-8Q Interest shall be 5.50% per annum. The Class 1-LPO Interest, Class 2-LPO Interest, Class 3-LPO Interest, Class 4-LPO Interest, Class 5-LPO Interest, Class 7-LPO Interest and Class 8-LPO Interest shall not have a pass-through rate and shall not be entitled to interest. The Class 1-A-LX Interest, Class 2-A-LX Interest, Class 3-A-LX Interest Class 4-A-L-X Interest, Class 5-A-L-X Interest, Class 6-A-L-X Interest, Class 7-A-L-X Interest and Class 8-A-L-X Interest shall each bear a pass-through rate equal to its respective "specified portion" described in Section 2.07.

                  As of the Closing Date and any date of determination, the principal balance of the Class 1-LPO Interest, Class 2-LPO Interest, Class 3-LPO Interest, Class 4-LPO Interest and Class 8-LPO Interest shall equal the Class Principal Balance of the Class 30-PO Certificates, with each such interest equal to the portion of the Class 30-PO Certificates attributable to Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, and Loan Group 8, respectively.

                  As of the Closing Date and any date of determination, the principal balance of the Class 5-LPO Interest and Class 7-LPO Interest shall equal the Class Principal Balance of the Class 15-PO Certificates, with each such interest equal to the portion of the Class 15-PO Certificates attributable to Loan Group 5 and Loan Group 7, respectively.

                  As of the Closing Date and any date of determination, (i) the principal balance of the Class L-1B Interest shall equal 0.10% of the Group 1 Subordinate Amount, (ii) the principal balance of the Class L-2B Interest shall equal 0.10% of the Group 2 Subordinate Amount, (iii) the principal balance of the Class L-3B Interest shall equal 0.10% of the Group 3 Subordinate Amount,
(iv) the principal balance of the Class L-4B Interest shall equal 0.10% of the Group 4 Subordinate Amount, (v) the principal balance of the Class L-5B Interest shall equal 0.10% of the Group 5 Subordinate Amount, (vi) the principal balance of the Class L-6B Interest shall equal 0.10% of the Group 6 Subordinate Amount,
(vii) the principal balance of the Class L-7B Interest shall equal 0.10% of the Group 7 Subordinate Amount and (viii) the principal balance of the Class L-8B Interest shall equal 0.10% of the Group 8 Subordinate Amount, in each case, computed to eight decimal places.

                  As of the Closing Date and any date of determination, (i) the principal balance of the Class L-1Q Interest shall equal the excess of (1) the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans over (2) the sum of the principal balances of the Class L-1B Interest and the Class 1-LPO Interest, (ii) the principal balance of the Class L-2Q Interest shall equal the excess of (1) the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans over (2) the sum of the principal balances of the Class L-2B Interest and the Class 2-LPO Interest (iii) the principal balance of the Class L-3Q Interest shall equal the excess of (1) the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans over (2) the principal balances of the Class L-3B Interest and the Class 3-LPO, (iv) the principal balance of the Class L-4Q Interest shall equal the excess of (1) the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans over (2) the principal balances of the Class L-4B Interest and the Class 4-LPO Interest, (v) the principal balance of the Class L-5Q Interest shall equal the excess of (1) the aggregate Scheduled Principal Balance of the Group 5 Mortgage Loans over (2) the sum of the principal balances of the Class L-5B Interest and the Class 5-LPO Interest, (vi) the principal balance of the Class L-6Q Interest shall equal the excess of (1) the aggregate Scheduled Principal Balance of the Group 6 Mortgage Loans over (2) the sum of the principal balance of the Class L-6B Interest, (vii) the principal balance of the Class L-7Q Interest shall equal the excess of (1) the aggregate Scheduled Principal Balance of the Group 7 Mortgage Loans over (2) the sum of the principal balances of the Class L-7B Interest and the Class 7-LPO Interest and
(viii) the principal balance of the Class L-8Q Interest shall equal the excess of (1) the aggregate Scheduled Principal Balance of the Group 8 Mortgage Loans over (2) the sum of the principal balances of the Class L-8B Interest and the Class 8-LPO Interest.

                  Distributions of principal shall be made, and Realized Losses, Fraud Losses, Bankruptcy Losses, Special Hazard Losses, Deficient Valuations and Excess Losses shall be allocated:

                  (1) first, from Loan Group 1, to the Class 1-LPO Interest, so as to keep the principal balance of the Class 1-LPO Interest equal to the portion of the Class Principal Balance of the Class 30-PO Certificates attributable to the Related Loan Group; from Loan Group 2, to the Class 2-LPO Interest, so as to keep the principal balance of the Class 2-LPO Interest equal to the portion of the Class Principal Balance of the Class 30-PO Certificates attributable to the Related Loan Group; from Loan Group 3, to the Class 3-LPO Interest, so as to keep the principal balance of the Class 3-LPO Interest equal to the portion of the Class Principal Balance of the Class 30-PO Certificates attributable to the Related Loan Group; from Loan Group 4, to the Class 4-LPO Interest, so as to keep the principal balance of the Class 4-LPO Interest equal to the portion of the Class Principal Balance of the Class 30-PO Certificates attributable to the Related Loan Group; from Loan Group 5, to the Class 5-LPO Interest, so as to keep the principal balance of the Class 5-LPO Interest equal to the portion of the Class Principal Balance of the Class 15-PO Certificates attributable to the Related Loan Group; from Loan Group 7, to the Class 7-LPO Interest, so as to keep the principal balance of the Class 7-LPO Interest equal to the portion of the Class Principal Balance of the Class 15-PO Certificates attributable to the Related Loan Group; and from Loan Group 8, to the Class 8-LPO Interest, so as to keep the principal balance of the Class 8-LPO Interest equal to the portion of the Class Principal Balance of the Class 30-PO Certificates attributable to the Related Loan Group;

                  (2) second, to the Class L-1B Interest, Class L-2B Interest, Class L-3B Interest, Class L-4B Interest, Class L-5B Interest, Class L-6B Interest, Class L-7B Interest and Class L-8B Interest, from the Related Loan Group, so that their respective principal balances (computed to eight decimal places) are equal to (A) 0.10% of the Group 1 Subordinate Amount, (B) 0.10% of the Group 2 Subordinate Amount, (C) 0.10% of the Group 3 Subordinate Amount, (D) 0.10% of the Group 4 Subordinate Amount, (E) 0.10% of the Group 5 Subordinate Amount, (F) 0.10% of the Group 6 Subordinate Amount, (G) 0.10% of the Group 7 Subordinate Amount and (H) 0.10% of the Group 8 Subordinate Amount, respectively (except that if any such amount is a larger number than in the preceding distribution period, the least amount of principal shall be distributed or losses shall be allocated to the Class L-1B Interest, Class L-2B Interest, Class L-3B Interest, Class L-4B Interest, Class L-5B Interest, Class L-6B Interest, Class L-7B Interest and Class L-8B Interest, as applicable, such that the Lower-Tier Subordinated Balance Ratio is maintained); and

                  (3) third, any remaining amounts of principal shall be distributed and losses shall be allocated from the Related Loan Group, to the Class L-1Q Interest, Class L-2Q Interest, Class L-3Q Interest, Class L-4Q Interest, Class L-5Q Interest, Class L-6Q Interest, Class L-7Q Interest and Class L-8Q Interest, respectively.

                  Section 4.03 Allocation of Realized Losses. (a) On or prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, including Excess Losses and the allocation of such total amount as set forth below. Realized Losses occurring on the Mortgage Loans shall be allocated as follows:

                  (i) the applicable PO Percentage of any Realized Loss, including any Excess Loss, shall be allocated (A) to the Class 15-PO Certificates in the case of a Realized Loss occurring on any Group 5 or Group 7 Mortgage Loan, until the Class Principal Balance of the Class 15-PO Certificates is reduced to zero, and (B) to the Class 30-PO Certificates in the case of a Realized Loss occurring on any Group 1, Group 2, Group 3, Group 4 or Group 8 Mortgage Loan, until the Class Principal Balance of the Class 30-PO Certificates is reduced to zero.

                  (ii) (A) the applicable Non-PO Percentage of any Realized Loss with respect to any 15-Year Loan (other than an Excess Loss) shall be allocated first to the 15-Year Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of 15-Year Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero, and second (1) with respect to such losses occurring with respect to Group 5 Mortgage Loans, to the Class 5-A-1 Certificates until the Class Principal Balance of such Class has been reduced to zero; and (2) with respect to such losses occurring with respect to Group 7 Mortgage Loans, to the Class 7-A-1 Certificates until the Class Principal Balance of such Class has been reduced to zero; and

                           (B) the applicable Non-PO Percentage of any Realized
                  Loss with respect to any 30-Year Loan (other than an Excess
                  Loss) shall be allocated first to the 30-Year Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of 30-Year Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero, and second (1) with respect to such losses occurring with respect to Group 1 Mortgage Loans, to the Class 1-A-1 Certificates, until the Class Principal Balance, of such Class has been reduced to zero; (2) with respect to such losses occurring with respect to Group 2 Mortgage Loans, to the Class 2-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero; (3) with respect to such losses occurring with respect to Group 3 Mortgage Loans, to the Class 3-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero; (4) with respect to such losses occurring with respect to Group 4 Mortgage Loans, to the Classes of Group 4 Certificates, pro rata on the basis of their respective Class Principal Balances immediately prior to the related Distribution Date until the Class Principal Balance of each such Class has been reduced to zero; (5) with respect to such losses occurring with respect to Group 6 Mortgage Loans, to the Class 6-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero; (6) with respect to such losses occurring with respect to Group 8 Mortgage Loans, to the Class 8-A-1 Certificates until the Class Principal Balance of such Class has been reduced to zero.

                  (iii) the applicable Non-PO Percentage of any Excess Losses occurring on any Mortgage Loan shall be allocated among (1) the Group 1 Certificates, in the case of an Excess Loss on a Group 1 Mortgage Loan; the Group 2 Certificates, in the case of an Excess Loss on a Group 2 Mortgage Loan; the Group 3 Certificates, in the case of an Excess Loss on a Group 3 Mortgage Loan; the Group 4 Certificates, in the case of an Excess Loss on a Group 4 Mortgage Loan; the Group 5 Certificates, in the case of an Excess Loss on a Group 5 Mortgage Loan; the Group 6 Certificates, in the case of an Excess Loss on a Group 6 Mortgage Loan; the Group 7 Certificates, in the case of an Excess Loss on a Group 7 Mortgage Loan; and the Group 8 Certificates, in the case of an Excess Loss on a Group 8 Mortgage Loan (other than, in each case, the related Interest Only Certificates of such Certificate Group, if any) and (2) each Class of 15-Year Subordinate Certificates, in the case of an Excess Loss on a 15-Year Loan and each Class of 30-Year Subordinate Certificates, in the case of an Excess Loss on a 30-Year Loan, pro rata based upon their respective Class Principal Balances or, in the case of the Subordinate Certificates their pro-rata portion of the Group Subordinate Amount for the Loan Group which incurred the Excess Loss (based on their respective Class Principal Balances) after giving effect to distributions of principal on such Distribution Date.

                  (b) (A) The Class Principal Balance of the Class of 15-Year Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the sum of (i) the amount of any payments on the Class 15-PO Certificates in respect of any Group 5 PO Deferred Amounts and Group 7 PO Deferred Amounts (ii) the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Group 5, Group 7, and 15-Year Subordinate Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses with respect to the related Mortgage Loans) exceeds the Pool Principal Balance for the 15-Year Loan Groups for the following Distribution Date, less any related Deficient Valuations occurring before the related Bankruptcy Loss Coverage Amount has been reduced to zero and less the PO Percentage of any related Discount Mortgage Loans, and (B) the Class Principal Balance of the Class of 30-Year Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the sum of (i) the amount of any payments on the Class 30-PO Certificates in respect of any Group 1 PO Deferred Amounts, Group 2 PO Deferred Amounts, Group 3 PO Deferred Amounts, Group 4 PO Deferred Amounts and Group 8 PO Deferred Amounts and (ii) the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Group 1, Group 2, Group 3, Group 4, Group 6, Group 8 and 30-Year Subordinate Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses with respect to the related Mortgage Loans) exceeds the Pool Principal Balance for the 30-Year Loan Groups for the following Distribution Date, less any related Deficient Valuations occurring before the related Bankruptcy Loss Coverage Amount has been reduced to zero and less the PO Percentage of any related Discount Mortgage Loans .

                  (c) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate, pursuant to
Section 4.03(a) or (b) above shall be accomplished by reducing the Certificate Principal Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Principal Balance" herein; provided that (A) no Realized Loss with respect any 15-Year Loan Group shall be allocated to reduce the Certificate Principal Balance of a 15-Year Senior Certificate (other than the Class 15-PO Certificates) to the extent that such allocation would reduce the aggregate Certificate Principal Balance of all of the 15-Year Senior Certificates (other than the Class 15-PO Certificates) and 15-Year Subordinate Certificates to an amount less than the Pool Principal Balance for the 15-Year Loan Groups for the following Distribution Date minus any related Deficient Valuations occurring before the related Bankruptcy Loss Coverage Termination Date and minus the PO Percentage of any related Discount Mortgage Loans, and (B) no Realized Loss with respect any 30-Year Loan Group shall be allocated to reduce the Certificate Principal Balance of a 30-Year Senior Certificate (other than the Class 30-PO Certificates) to the extent that such allocation would reduce the aggregate Certificate Principal Balance of all of the 30-Year Senior Certificates (other than the Class 30-PO Certificates) and 30-Year Subordinate Certificates to an amount less than the Pool Principal Balance for the 30-Year Loan Groups for the following Distribution Date minus any related Deficient Valuations occurring before the related Bankruptcy Loss Coverage Termination Date and minus the PO Percentage of any related Discount Mortgage Loans (such limitation in (A) or (B), the "Loss Allocation Limitation").

                  (d) With respect to any Recovery received during a Prepayment Period with respect to any Mortgage Loans, the Class Principal Balance of one or more Classes of Certificates that have previously had Realized Losses allocated, will be increased, as follows:

                  (i) first, up to the amount of the Recovery, the Class Principal Balances of each Class of Senior Certificates in the Certificate Group corresponding to the Loan Group of such Mortgage Loan will be increased, pro rata, up to the amount of unrecovered Realized Losses previously allocated to each such Class, if any; and

                  (ii) second, up to the amount of such Recovery remaining after allocation pursuant to the preceding clause (i), (A) the Certificate Principal Balance of each Class of 15-Year Subordinate Certificates, in order of seniority, will be increased, by the amount of unrecovered Realized Losses with respect to the 15-Year Loans previously allocated to each such Class, if any, and (B) the Certificate Principal Balance of each Class of 30-Year Subordinate Certificates, in order of seniority, will be increased, by the amount of unrecovered Realized Losses with respect to the 30-Year Loans previously allocated to each such class, if any.

                  Section 4.04 Distribution Date Statements to
Certificateholders. (a) Not later than two Business Days prior to each Distribution Date, the Master Servicer shall prepare and make available to the Trustee and not later than each Distribution Date, the Master Servicer shall make available to each Certificateholder, the Depositor and any other interested parties a statement based in part on information provided by each Servicer setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i), (ii) and (vii) below, the amounts shall be expressed as a dollar amount per minimum denomination Certificate, such minimum denominations being as set forth in the Preliminary Statement):

                  (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

                  (ii) the amount thereof allocable to interest, any unpaid Class Interest Shortfall included in such distribution and any remaining unpaid Class Interest Shortfall after giving effect to such distribution;

                  (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                  (iv) the Certificate Principal Balance as a dollar amount per minimum denomination Certificate and the Class Principal Balance or Notional Amount of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

                  (v) the Group Pool Principal Balance for each Loan Group on such Distribution Date;

                  (vi) the Senior Percentage and Subordinate Percentage;

                  (vii) the amount of the Servicing Fees and Master Servicing Fees with respect to such Distribution Date;

                  (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

                  (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

                  (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the last Business Day of the calendar month preceding such Distribution Date and the date of acquisition thereof;

                  (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the calendar month preceding such Distribution Date;

                  (xiii) the Senior Prepayment Percentage;

                  (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month; and

                  (xv) each Special Hazard Loss Coverage Amount, each Fraud Loss Coverage Amount and each Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date.

                  (b) The Master Servicer's responsibility for disbursing the above information to the Trustee, Depositor, Certificateholders and other interested parties is limited to the availability, timeliness and the accuracy of the information provided by each Servicer. The Master Servicer and, to the extent received by the Trustee, the Trustee will make a copy of each statement provided pursuant to this Section 4.04 (and, at the option of the Master Servicer and Trustee, as applicable, any additional files containing the same information in an alternative format) available each month to Certificateholders and other interested parties, and other parties to this Agreement via its internet website. The Master Servicer's internet website will initially be located at "www.ctslink.com". The Trustee's internet website will initially be located at "www.jpmorgan.com/sfr." Assistance in using the Master Servicer's website can be obtained by calling the Master Servicer's customer service desk at (301) 815-6600. Assistance in using the Trustee's website can be obtained by calling the Trustee's customer service desk at 877-722-1095. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the Master Servicer's customer service desk and indicating such. The Master Servicer shall have the right to change the way the Distribution Date Statement is distributed in order to make such distribution more convenient and/or more accessible and the Master Servicer shall provide timely and adequate notification to the Certificateholders and the parties to this Agreement regarding any such changes.

                  The Master Servicer shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  As a condition to access the Master Servicer's or the Trustee's internet website, the Master Servicer or Trustee, as applicable, may require registration and the acceptance of a disclaimer. The Master Servicer will not be liable for the dissemination of information in accordance with this Agreement. (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

                                    ARTICLE V

                                THE CERTIFICATES

                  Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto in Exhibit A. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

                  Subject to Section 9.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee in writing at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

                  The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

                  The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

                  Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required by the Trustee.

                  All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee (other than the Depositor or an affiliate of the Depositor) shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor, in accordance with the Depositor's request, in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor, to the extent in its possession, such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of an ERISA-Restricted Certificate shall be made (other than to the Depositor or an affiliate of the Depositor) unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J or Exhibit K), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to
Section 4975 of the Code, or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any ERISA-Restricted Certificate other than a Residual Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code or a plan or arrangement subject to Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

                  To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. Neither the Trustee, nor the Master Servicer shall be required to monitor, determine or inquire as to the compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book Entry Certificate, and neither the Trustee, nor the Master Servicer shall have any liability for transfers of any such Book Entry Certificates made through the book entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel addressed to the Trustee and the Master Servicer, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Transferor or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel addressed to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

                  (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                  All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor, (y) the Depositor notifies the Trustee that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Master Servicer Event of Termination, Certificate Owners representing at least 51% of the Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee, upon receipt of notice of such event, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

                  Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate, and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 5.04 Persons Deemed Owners. The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

                  Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

                  Section 5.06 Maintenance of Office or Agency. Certificates may be surrendered for registration of transfer or exchange at the office of the Trustee located at 2001 Bryan Street, 8th Floor, Dallas Texas 75201, Attn: ITS Transfer Dept - MALT 2003-5. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

              THE DEPOSITOR, THE MASTER SERVICER AND THE CUSTODIANS

                  Section 6.01 Respective Liabilities of the Depositor, the Master Servicer and the Custodians. The Depositor, the Master Servicer and the Custodians shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

                  Section 6.02 Merger or Consolidation of the Depositor, the Master Servicer and the Custodians. The Depositor, the Master Servicer and the Custodians will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Any Person into which the Depositor, the Master Servicer or either Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or either Custodian shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or either Custodian, shall be the successor of the Depositor, the Master Servicer or either Custodian, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

                  Section 6.03 Limitation on Liability of the Depositor, the Transferor, the Master Servicer, the Custodians and Others. None of the Depositor, the Transferor, the Master Servicer, the Custodians or any of the directors, officers, employees or agents of the Depositor, the Transferor, the Master Servicer or the Custodians shall be under any liability to the Trust for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Transferor, the Master Servicer, the Custodians or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Transferor, the Master Servicer, the Custodians or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Transferor, the Master Servicer, the Custodians and any director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer or either Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Transferor, the Master Servicer, the Custodians and any director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer or either Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) the performance of its duties and obligations and the exercise of its rights under this Agreement or the Certificates which constitute "unanticipated expenses incurred by the REMIC" within the meaning of the REMIC Provisions, or (iii) any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Transferor, the Master Servicer and the Custodians shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Transferor, the Master Servicer or either Custodian may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Transferor, the Custodians and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

                  Section 6.04 Limitation on Resignation of Master Servicer. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) pursuant to Section 6.05. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                  Section 6.05 Sale and Assignment of Master Servicing Rights. The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that: (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to servicing mortgage loans for Fannie Mae or Freddie Mac, (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below or (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, from and after the effective date of such assumption agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer and the Trustee that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment; and (iii) the Master Servicer shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement. No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                  Section 6.06 Fees of the Custodians. Each of the Custodians shall be compensated as separately agreed in writing with the Master Servicer.

                                  ARTICLE VII

                                     DEFAULT

                  Section 7.01 Events of Default. "Master Servicer Event of Termination," wherever used herein, means any one of the following events:

                  (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

                  (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates; or

                  (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

                  (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

                  (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.04.

                  In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, the Trustee may, and (i) at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates or (ii) if such Master Servicer Event of Termination is related to a failure by the Master Servicer to make any Advance required to be made by it pursuant to the terms of this Agreement, the Trustee shall immediately, in each case by notice in writing to the Master Servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, the Servicing Agreements, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the Mortgage Files and all other property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

                  Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.10(a)(i) through (xi), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

                  Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Master Servicer receives a notice of termination pursuant to
Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in
Section 3.05, be the successor to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all compensation to which the Master Servicer would have been entitled hereunder if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, or if it has been requested in writing by Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates to do so, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to master service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, without regard to the guaranty provided by the Policies, as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on Mortgage Loans as it and such successor master servicer shall agree; provided, however, that no such compensation shall be in excess of the compensation permitted the Master Servicer hereunder. The Trustee and such successor master servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

                  Any successor master servicer as Master Servicer shall give notice to the Servicers of such change of master servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.11.

                  The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively. If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

                  Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Master Servicer Event of Termination, the Trustee shall transmit by mail to all Certificateholders notice of each such Master Servicer Event of Termination hereunder known to the Trustee, unless such Master Servicer Event of Termination shall have been cured or waived.

                                  ARTICLE VIII

                 CONCERNING THE TRUSTEE AND THE MASTER SERVICER

                  Section 8.01 Duties of Trustee. The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Termination has occurred and remains uncured or unwaived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs, but only until such time as a successor Master Servicer shall have been appointed hereunder.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such non-conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) unless a Master Servicer Event of Termination of which the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

                  (iv) subject to Section 7.02, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

                  (v) the Trustee shall promptly remit to the Master Servicer any complaint, claim, demand, notice or other document (collectively, the "Notices") delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such Notice (i) is delivered to the Trustee at its Corporate Trust Office; and (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document related is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

                  Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

                  (ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care;

                  (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

                  (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination until a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer or the holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Master Servicer Event of Termination;

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

                  The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

                  Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

                  Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trustee.

                  Section 8.05 Trustee's Fees and Expenses. The Trustee shall be compensated as separately agreed with the Master Servicer. The Trustee and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates,
(ii) incurred in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder, (iii) incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (iv) resulting from any error in any tax or information return prepared by the Master Servicer, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Trustee shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee, to the extent that the Trustee must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

                  Section 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

                  Section 8.07 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed by the Depositor or the Master Servicer and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

                  Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

                  No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

                  Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

                  Section 8.09 Merger or Consolidation of Trustee. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) To the extent necessary to effectuate the purposes of this
         Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee (as successor master servicer) and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of such REMIC and that in such capacity it shall:

                  (a) prepare, submit to the Trustee for execution, and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the Prepayment Assumption;

                  (b) apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

                  (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

                  (d) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non-Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

                  (e) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

                  (f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status;

                  (g) not permit the creation of any interests in such REMIC other than the Certificates;

                  (h) not receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement);

                  (i) receive any income attributable to any asset which is neither a "qualified mortgage" nor a "permitted investment" within the meaning of the REMIC Provisions;

                  (j) not receive any contributions to such REMIC after the Startup Day that would be subject to tax under Section 860G(d) of the Code;

                  (k) not dispose of any assets of such REMIC at a gain if such disposition would be a "prohibited transaction" within the meaning of Section 860F(a)(2) of the Code;

                  (l) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from causing the withholding of payment of such tax, if permitted by law, pending the outcome of such proceedings);

                  (m) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

                  (n) maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

                  The Holder of the largest Percentage Interest of the Class A-R Certificates shall act as "tax matters person" for each of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of such Class A-R Certificateholder for such purposes (or if the Master Servicer is not so permitted, such Holder shall be the tax matters person in accordance with the REMIC Provisions). In such capacity, the Master Servicer shall, as and when necessary and appropriate, represent the related REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of such REMIC, and otherwise act on behalf of such REMIC in relation to any tax matter or controversy involving it.

                  In order to enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten (10) days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, reasonably request in order to enable the Master Servicer to perform its duties as set forth herein. The Depositor hereby indemnifies the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

                  In the event that any tax is imposed on "prohibited transactions" of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in
Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer or the Trustee, respectively, if any such other tax arises out of or results from a breach by the Master Servicer or the Trustee, respectively, of any of its obligations under this Agreement, (ii) the Transferor, if any such tax arises out of or results from the Transferor's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iii) in all other cases, or in the event that the Trustee, the Master Servicer or the Transferor fails to honor its obligations under the preceding clause (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.10(b).

                  Section 8.12 Periodic Filings. (a) With respect to each Distribution Date, prior to the issuance of the related monthly statement to Certificateholders pursuant to Section 4.04 (each, a "Distribution Date Statement"), the Master Servicer shall confirm that it has received all distribution and/or servicing information required to be provided to the Master Servicer by each Servicer for inclusion in such Distribution Date Statement. In the event the Master Servicer determines that any such information has not been provided as required or is materially incorrect, the Master Servicer shall immediately notify the applicable Servicer and use its reasonable best efforts to cause the Servicer to provide or correct, as the case may be, such information promptly (but in any event in time to permit the Master Servicer to distribute the Distribution Date Statement at the time required in this Agreement).

                  (b) Promptly upon receipt by the Master Servicer of (i) any officer's certificate relating to any Servicer's annual compliance with the terms of the applicable Servicing Agreement, (ii) any report of any Servicer's independent public accountants relating to the Servicer's compliance with servicing standards, as required under the applicable Servicing Agreement, and
(iii) any report of the Master Servicer's independent public accountants required pursuant to Section 3.22, the Master Servicer shall review such officer's certificate and reports. As part of the Form 10-K required to be filed pursuant to paragraph (c) of this Section 8.12, the Master Servicer shall include each such Servicer's annual statement of compliance (as well as any annual statement of compliance required pursuant to Section 3.21), and each such accountant's report, as well as a report of any significant deficiencies relating to any Servicer's performance of its obligations under the applicable Servicing Agreement.

                  (c) The Master Servicer shall reasonably cooperate with the Depositor to enable the Trust to satisfy its reporting requirements under the Exchange Act. The Master Servicer shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations promulgated thereunder, and the Master Servicer shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Trust.

                  (d) Each Form 8-K shall be filed by the Master Servicer within 15 days after each Distribution Date, which shall include a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations promulgated thereunder), the Master Servicer shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the annual statements of compliance, the accountant's reports and any report of significant deficiencies relating to any Servicer's performance of its obligations under the applicable Servicing Agreement described in paragraph (b) of this Section 8.12, in each case to the extent they have been timely delivered to the Master Servicer. If they are not so timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Master Servicer shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Each Form 10-K shall also include a certification in the form attached hereto as Exhibit N or in such other form as may be required by Rules 13a-14 and 15d-14 under the Exchange Act, as applicable, and any directives or interpretations thereof by the Securities and Exchange Commission (the "Certification"), which shall be signed by a Master Servicing Officer.

                  (e) Upon any filing with the Securities and Exchange Commission, the Master Servicer shall promptly deliver to the Depositor a copy of such executed report, statement or information.

                  (f) Prior to January 30 of the first year in which the Master Servicer is able to do so under applicable law, the Master Servicer shall file a Form 15 Suspension Notification with respect to the Trust.

                                   ARTICLE IX

                                   TERMINATION

                  Section 9.01 Termination upon Liquidation or Purchase of All Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Transferor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than Mortgage Loans for which the related Mortgaged Property has become REO Property) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate and (b) the later of
(i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Aggregate Pool Principal Balance, at the time of any such repurchase, aggregating less than five percent (5%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

                  Section 9.02 Final Distribution on the Certificates. If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of
Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

                  Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.02 hereof, on the final Distribution Date, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Principal Balance thereof plus (a) accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate and (b) any applicable Group PO Deferred Amounts in the case of the Class 15-PO or Class 30-PO Certificates, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

                  In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take reasonable steps, or may appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets of the Upper-Tier REMIC which remain subject hereto and the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, which remain subject hereto, and Certificateholders who have not surrendered Certificates shall look only to such Class A-R Certificateholders with respect to any such unclaimed funds and other assets.

                  Section 9.03 Additional Termination Requirements. (a) In the event the Master Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on the Upper-Tier REMIC or the Lower-Tier REMIC as defined in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The notice given by the Master Servicer under Section 9.02 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMICs as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of each of the Upper-Tier REMIC and Lower-Tier REMIC; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash at the purchase price specified in Section
         9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.02.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodians and the Trustee without the consent of any of the Certificateholders
(i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus Supplement, (iii) to add to the duties of the Depositor, the Trustee, the Transferor, the Custodians or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel addressed to the Trustee (which Opinion of Counsel shall be an expense of the party requesting the amendment, or if the Trustee requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificate holders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Transferor, the Custodians and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel addressed to the Trustee and the Master Servicer, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

                  Section 8.12 of this Agreement may also be amended by the Depositor, the Transferor, the Master Servicer and the Trustee without the consent of any of the Certificateholders, and without the need for any Opinions of Counsel or Rating Agency confirmation, in the event that new guidelines or procedures are issued by the Securities and Exchange Commission with respect to the preparation and filing of the form 10-K and the Certification required to be attached thereto as referenced in Section 8.12(d).

                  This Agreement may also be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodians and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement (other than pursuant to Section 8.12(d)) unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax under the REMIC Provisions on any REMIC or the Certificateholders or cause any of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

                  It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel addressed to the Trustee (which Opinion shall not be an expense of the Trustee or the Trust
Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

                  Section 10.02 Recordation of Agreement; Counterparts. This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee (acting at the written direction of a Majority in Interest of the Certificateholders), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

                  The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholder.

                  Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Master Servicer Event of Termination that has not been cured;

                  (iii) The resignation or termination of the Master Servicer, either Custodian or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

                  (v) The final payment to Certificateholders.

                  In addition, the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) Each annual statement as to compliance described in
         Section 3.21;

                  (ii) Each annual independent public accountants' servicing report described in Section 3.22; and

                  (iii) Any notice of a purchase of a Mortgage Loan pursuant to
         Section 2.02 or 2.03.

                  (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel,
(b) in the case of the Master Servicer and Wells Fargo in its capacity as Custodian, Wells Fargo Bank Minnesota, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other address as the Master Servicer may hereafter furnish to each other party to this Agreement in writing, (c) in the case of the Trustee, the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to each other party to this Agreement in writing, (d) in the case of the Transferor, UBS Warburg Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, (e) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency and (f) in the case of U.S. Bank National Association, in its capacity as a Custodian, U.S. Bank National Association, 180 East 5th Street, St. Paul, MN 55101, or such other address as U.S. Bank National Association may hereafter furnish to each other party to this Agreement in writing. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

                  Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 10.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and this Section 10.07, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor. Pursuant to Section 6.05, the Master Servicer shall be permitted to pledge its rights as servicer hereunder to a lender, provided that no such pledge shall permit the termination of the Master Servicer as Master Servicer unless a successor servicer meeting the requirements of Sections 6.04 and 7.02 hereunder shall have assumed the rights and obligations of the Master Servicer hereunder.

                  Section 10.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Master Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 10.09 Inspection and Audit Rights. The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Servicer to permit any representative of the Depositor or the Trustee during the Master Servicer's or Servicer's, as the case may be, normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or the Servicer, as the case may be, relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer or the Servicer, as the case may be, hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Servicer.

                  Section 10.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                  IN WITNESS WHEREOF, the Depositor, the Trustee, the Transferor and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORTGAGE ASSET SECURITIZATION
                                          TRANSACTIONS, INC., as Depositor

                                       By:   /s/ Glenn McIntyre
                                          --------------------------------------
                                          Name:  Glenn McIntyre
                                          Title: Associate Director


                                       By:   /s/ Steve Warjanka
                                          --------------------------------------
                                          Name:  Steve Warjanka
                                          Title: Associate Director



                                       UBS WARBURG REAL ESTATE SECURITIES
                                          INC., as Transferor

                                       By:   /s/ Glenn McIntyre
                                          --------------------------------------
                                          Name:  Glenn McIntyre
                                          Title: Associate Director


                                       By:   /s/ Steve Warjanka
                                          --------------------------------------
                                          Name:  Steve Warjanka
                                          Title: Associate Director



                                       JPMORGAN CHASE BANK, as Trustee

                                       By:   /s/ Rebekah Pappachen
                                          --------------------------------------
                                          Name:  Rebekah Pappachen
                                          Title: Associate Vice President



                                       WELLS FARGO BANK MINNESOTA, N.A., as
                                          Master Servicer and Custodian

                                       By:   /s/ Peter A. Gobell
                                          --------------------------------------
                                          Name:  Peter A. Gobell
                                          Title: Vice President



                                       U.S. BANK NATIONAL ASSOCIATION, as
                                          Custodian

                                       By:   /s/ Judy M. Spahn
                                          --------------------------------------
                                          Name:  Judy M. Spahn
                                          Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 30th day of July, 2003 before me, a notary public in and for said State, personally appeared Glenn McIntyre known to me to be a Director of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    /s/ Jennifer R. Chen
                                                    --------------------------
                                                        Notary Public
                                                        State of New York
                                                        No. 01CH6079124

                [SEAL]

My commission expires:
August 12, 2006
----------------------

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 30th day of July, 2003 before me, a notary public in and for said State, personally appeared Steve Warjanka known to me to be a Director of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    /s/ Jennifer R. Chen
                                                    --------------------------
                                                        Notary Public
                                                        State of New York
                                                        No. 01CH6079124

         [SEAL]

My commission expires:
August 12, 2006
----------------------

STATE OF CALIFORNIA      )
                         ) ss.:
COUNTY OF CALIFORNIA     )


            On the 30th day of July, 2003 before me, a notary public in and for said State, personally appeared Rebekah Pappachen known to me to be an Assistant Vice President of JPMorgan Chase Bank, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    /s/ Margaret M. Price
                                                    --------------------------
                                                        Notary Public
                                                        State of New York
                                                        No. 74-4980599

         [SEAL]

My commission expires:
April 22, 2007
----------------------

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 30th day of July, 2003 before me, a notary public in and for said State, personally appeared Glenn McIntyre known to me to be a Director of UBS Warburg Real Estate Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    /s/ Jennifer R. Chen
                                                    --------------------------
                                                        Notary Public
                                                        State of New York
                                                        No. 01CH6079124

         [SEAL]

My commission expires:
August 12, 2006
----------------------

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


            On the 30th day of July, 2003 before me, a notary public in and for said State, personally appeared Steve Warjanka known to me to be a Director of UBS Warburg Real Estate Securities Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    /s/ Jennifer R. Chen
                                                    --------------------------
                                                        Notary Public
                                                        State of New York
                                                        No. 01CH6079124

         [SEAL]

My commission expires:
August 12, 2006
----------------------

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF HOWARD        )


            On the 30th day of July, 2003 before me, a notary public in and for said State, personally appeared Peter A Gobell known to me to be a Vice President of Wells Fargo Bank Minnesota, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                    /s/ Lisa C. Corr
                                                    --------------------------
                                                    Notary Public
                                                    Howard County

         [SEAL]

My commission expires:
June 17, 2005
----------------------

STATE OF MINNESOTA      )
                        )  ss.:
COUNTY OF RAMSEY        )


            On the 28th day of July, 2003 before me, a notary public in and for said State, personally appeared Judy Spahn known to me to be a Vice President of U.S. Bank National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    /s/ Theresa D. Hildebrandt
                                                    --------------------------
                                                    Notary Public
                                                    State of Minnesota

                [SEAL]

My commission expires:
January 31, 2005
----------------------

                                   SCHEDULE I
                             Mortgage Loan Schedule


         (Available upon request from Cadwalader, Wickersham & Taft LLP)

                                   SCHEDULE II
                       MASTR Alternative Loan Trust 2003-5
                       Mortgage Pass-Through Certificates
                                  Series 2003-5

           Representations and Warranties as to the Mortgage Loans

                  UBS Warburg Real Estate Securities Inc. (the "Transferor") hereby makes with respect to those Mortgage Loans sold by it to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the following representations and warranties. Capitalized terms used but not otherwise defined in this
Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among the Transferor, Mortgage Asset Securitization Transactions, Inc., as depositor, Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian, U.S. Bank National Association, as a custodian, and JPMorgan Chase Bank, as trustee.

                  (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                  (ii) Immediately prior to the transfer and assignment contemplated herein, the Transferor was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                  (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Master Servicer with, any Mortgage establishes in the Transferor a valid and subsisting first lien on the property described therein and the Transferor has full right to sell and assign the same to the Trustee;

                  (iv) Neither the Transferor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Master Servicer pursuant to
Section 2.01;

                  (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Transferor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                  (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Transferor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                  (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Transferor;

                  (viii) Except for Mortgage Loans secured by co op shares and Mortgage Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Transferor's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                  (x) To the best of the Transferor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (xi) All payments required to be made up to but not including the Due Date immediately preceding the Cut Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made, and no payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the Closing Date;

                  (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Transferor's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                  (xiii) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

                  (xiv) None of the mortgage loans are "High Cost" as such term is defined in HOEPA or a reasonably equivalent provision as defined by the applicable predatory and abusive lending laws.

                  (xv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                  (xvi) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Transferor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Transferor's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Transferor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                  (xvii) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                  (xviii) To the best of the Transferor's knowledge, no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan and the Transferor has not waived any default, breach, violation or event of acceleration;

                  (xix) No Mortgage Note or Mortgage is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

                  (xx) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                  (xxi) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                  (xxii) To the best of the Transferor's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                  (xxiii) Each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by co op shares, leases or occupancy agreements;

                  (xxiv) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  (xxv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                  (xxvi) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

                  (xxvii) If the Mortgage Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

                  (xxviii) The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

                  (xxix) The Mortgage Loan was underwritten in accordance with the underwriting guidelines of the related Loan Seller in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

                  (xxx) The Loan Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the Transferor;

                  (xxxi) With respect to each Mortgage Loan, the Transferor is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned; and

                  (xxxii) As of the Cut-off Date, the range of original Loan-to-Value Ratios of the Mortgage Loans is 4.44% to 100%, and 1,169 Mortgage Loans, representing 15.63% of the Cut-off Date Pool Balance, had Loan-to-Value Ratios at origination in excess of 80%. Each such Mortgage Loan is subject to a Primary Insurance Policy.

                                 EXHIBIT A-1-A-1

                        (FORM OF CLASS 1-A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                              1-A-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             July 25, 2033

Pass-Through Rate:                                            6.50%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FC 3

ISIN:                                                         US576434FC30

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 1-A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:____________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public



            [Notarial Seal]

                                 EXHIBIT A-2-A-1

                        (FORM OF CLASS 2-A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                              2-A-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             June 25, 2033

Pass-Through Rate:                                            6.50%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FD 1

ISIN:                                                         US576434FD13

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 2-A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________



Countersigned:

By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public



            [Notarial Seal]

                                 EXHIBIT A-3-A-1

                        (FORM OF CLASS 3-A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                              3-A-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            6.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FE 9

ISIN:                                                         US576434FE95

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 3-A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                 EXHIBIT A-4-A-1

                        (FORM OF CLASS 4-A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                              4-A-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             July 25, 2033

Pass-Through Rate:                                            5.50%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FF 6

ISIN:                                                         US576434FF60

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 4-A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public



            [Notarial Seal]

                                 EXHIBIT A-5-A-1

                        (FORM OF CLASS 5-A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                              5-A-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2018

Pass-Through Rate:                                            5.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FG 4

ISIN:                                                         US576434FG44

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 5-A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                 EXHIBIT A-6-A-1

                        (FORM OF CLASS 6-A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                              6-A-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            6.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FH 2

ISIN:                                                         US576434FH27

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 6-A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public


            [Notarial Seal]

                                 EXHIBIT A-7-A-1

                        (FORM OF CLASS 7-A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                              7-A-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             July 25, 2018

Pass-Through Rate:                                            5.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FJ 8

ISIN:                                                         US576434FJ82

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 7-A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                 EXHIBIT A-8-A-1

                        (FORM OF CLASS 8-A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                                              8-A-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             June 25, 2033

Pass-Through Rate:                                            5.50%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FK 5

ISIN:                                                         US576434FK55

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 8-A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

        Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  __________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                  EXHIBIT 15-PO

                        (FORM OF CLASS 15-PO CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS A PRINCIPAL ONLY CERTIFICATE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF INTEREST.

Certificate No.:                                              15-PO-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2018

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FL 3

ISIN                                                          US576434FL39

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 15-PO

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans in each Loan Group pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                  EXHIBIT 30-PO

                        (FORM OF CLASS 30-PO CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS A PRINCIPAL ONLY CERTIFICATE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF INTEREST.

Certificate No.:                                              30-PO-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FM 1

ISIN                                                          US576434FM12

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                   Class 30-PO

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the Mortgage Loans in each Loan Group pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  _________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________

Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT A-15-A-X

                       (FORM OF CLASS 15-A-X CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:                                              15-A-X-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2018

Pass-Through Rate:                                            5.00%

Initial Notional Amount of this Certificate ("Denomination"): $[__]

Initial Notional Amount of all Certificates of this Class:    $[__]

CUSIP:                                                        576434 FN 9

ISIN:                                                         US576434FN94

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 15-A-X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JP Morgan Chase, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ___________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT A-30-A-X

                       (FORM OF CLASS 30-A-X CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:                                              30-A-X-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            6.50%

Initial Notional Amount of this Certificate ("Denomination"): $[__]

Initial Notional Amount of all Certificates of this Class:    $[__]

CUSIP:                                                        576434 FP 4

ISIN:                                                         US576434FP43

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 30-A-X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ___________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT B-15-B-1

                          (FORM OF 15-B-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.:                                              15-B-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2018

Pass-Through Rate:                                            5.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FR 0

ISIN:                                                         US576434FR09

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 15-B-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT B-15-B-2

                          (FORM OF 15-B-2 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.:                                              15-B-2-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2018

Pass-Through Rate:                                            5.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FS 8

ISIN:                                                         US576434FS81

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 15-B-2

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT B-15-B-3

                          (FORM OF 15-B-3 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.:                                              15-B-3-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2018

Pass-Through Rate:                                            5.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FT 6

ISIN:                                                         US576434FT64

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 15-B-3

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________

                                       JPMORGAN CHASE BANK,
                                          as Trustee

                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT B-30-B-1

                          (FORM OF 30-B-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.:                                              30-B-1-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            Variable in
                                                              accordance with
                                                              the Agreement

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FU 3

ISIN:                                                         US576434FU38

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 30-B-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT B-30-B-2

                          (FORM OF 30-B-2 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.:                                              30-B-2-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            Variable in
                                                              accordance with
                                                              the Agreement

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FV 1

ISIN:                                                         US576434FV11

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 30-B-2

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________

Countersigned:

By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT B-30-B-3

                          (FORM OF 30-B-3 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.:                                              30-B-3-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            Variable in
                                                              accordance with
                                                              the Agreement

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FW 9

ISIN:                                                         US576434FW93

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 30-B-3

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT C-15-B-4

                       (FORM OF CLASS 15-B-4 CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                              15-B-4-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2018

Pass-Through Rate:                                            5.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FX 7

ISIN:                                                         US576434FX76

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 15-B-4

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the representation letter or opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT C-15-B-5

                       (FORM OF CLASS 15-B-5 CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                              15-B-5-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             July 25, 2018

Pass-Through Rate:                                            5.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FY 5

ISIN:                                                         US576434FY59

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 15-B-5

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the representation letter or opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT C-15-B-6

                       (FORM OF CLASS 15-B-6 CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                              15-B-6-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2018

Pass-Through Rate:                                            5.00%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 FZ 2

ISIN:                                                         US576434FZ25

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 15-B-6

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the representation letter or opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT C-30-B-4

                       (FORM OF CLASS 30-B-4 CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                              30-B-4-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            Variable in
                                                              accordance with
                                                              the Agreement

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 GA 6

ISIN:                                                         US576434GA64

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 30-B-4

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the representation letter or opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT C-30-B-5

                       (FORM OF CLASS 30-B-5 CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                              30-B-5-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            Variable in
                                                              accordance with
                                                              the Agreement

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 GB 4

ISIN:                                                         US576434GB48

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 30-B-5

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the representation letter or opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                EXHIBIT C-30-B-6

                       (FORM OF CLASS 30-B-6 CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                              30-B-6-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             August 25, 2033

Pass-Through Rate:                                            Variable in
                                                              accordance with
                                                              the Agreement

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $[__]
of this Class:

CUSIP:                                                        576434 GC 2

ISIN:                                                         US576434GC21

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5
                Mortgage Pass-Through Certificates, Series 2003-5

                                  Class 30-B-6

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

        Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the representation letter or opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                    EXHIBIT D

                         (FORM OF CLASS A-R CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT IS PROHIBITED.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED TO THE AGREEMENT.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN") OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                                              A-R-1

Cut-off Date:                                                 July 1, 2003

First Distribution Date:                                      August 25, 2003

Last Scheduled Distribution Date:                             July 25, 2033

Pass-Through Rate:                                            5.50%

Initial Certificate Principal Balance of this Certificate     $[__]
("Denomination"):

Initial Certificate Principal Balances of all Certificates    $100
of this Class:

CUSIP:                                                        576434 FQ 2

ISIN:                                                         US576434FQ26

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

            Mortgage Pass-Through Certificates, Series 2003-5 evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of eight pools of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that UBS Securities LLC is the registered owner of the Percentage Interest in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian (the "Servicer"), U.S. Bank National Association, as a custodian ("U.S. Bank"), and JPMorgan Chase Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office of the Trustee.

            No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law shall be void and of no effect.

            Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ______________


                                       JPMORGAN CHASE BANK,
                                          as Trustee



                                       By:______________________________________


Countersigned:



By:____________________________________
   Authorized Signatory of
   JPMORGAN CHASE BANK,
   as Trustee

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                    EXHIBIT E

                                   [Reserved]

                                    EXHIBIT F

                        (Form of Reverse of Certificates)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

                Mortgage Pass-Through Certificates, Series 2003-5

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee) the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                ________________________________________________
                                      Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )

            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                          ______________________________________
                                                      Notary Public

            [Notarial Seal]

                                    EXHIBIT G

                   FORM OF INITIAL CERTIFICATION OF CUSTODIAN

                                     [date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10021


JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004-2477

      Re: Pooling and Servicing Agreement, dated July 1, 2003, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor, Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian, U.S. Bank National Association, as a custodian, and JPMorgan Chase Bank, as trustee, in connection with MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, Series 2003-5

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as a Custodian acting on behalf of the Trustee, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attached schedule) it has received:

            (i) (a) the original Mortgage Note or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed; and

            (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       [NAME OF CUSTODIAN],
                                          as Custodian



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT H

                    FORM OF FINAL CERTIFICATION OF CUSTODIAN

                                     [date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10021

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004-2477

UBS Warburg Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10021

     Re: Pooling and Servicing Agreement, dated July 1, 2003, among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor, Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian, U.S. Bank National Association, as a custodian, and JPMorgan Chase Bank, as trustee, in connection with MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, Series 2003-5

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as a Custodian, acting on behalf of the Trustee, hereby certifies that as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) the original Mortgage Note endorsed in the form provided in
Section 2.01(c) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the transferor to the Depositor.

            (ii) The original recorded Mortgage.

            (iii) A duly executed assignment of the Mortgage in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Depositor.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (4),
(9), (16) and (21) of the definition of the "Mortgage Loan Schedule" in Section
1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

            The Custodian on behalf of the Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian on behalf of the Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       [NAME OF CUSTODIAN],
                                          as Custodian



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT I

                      FORM OF CLASS A-R TRANSFER AFFIDAVIT

                       MASTR ALTERNATIVE LOAN TRUST 2003-5

               Mortgage Asset Securitization Transactions, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 2003-5

STATE OF                )
                        )  ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor (the "Transferor"), Wells Fargo Bank Minnesota, N.A., as master servicer (the "Master Servicer") and a custodian (the "Custodian"), U.S. Bank National Association, as a custodian (the "Custodian"), and JPMorgan Chase Bank, as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organizations; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an "electing large partnership" under the Code will be subject to tax in all events. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee historically has paid its debts as they have become due and intends to do so in the future. The Transferee understands that the taxable income and tax liability with respect to this Certificate will exceed distributions with respect to the Certificate in some or all periods and intends to pay all taxes with respect to the Certificate as they become due.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) or is not a U.S. Person and has furnished the Transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income with respect to the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Person.

            12. Check one of the following paragraphs:

            [ ] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [ ] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [ ] None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, and the Transferee is not acting on behalf of such a plan.

                                      * * *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.



                                       _________________________________________
                                       PRINT NAME OF TRANSFEREE



                                       By:______________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:



_______________________________________
[Assistant] Secretary

            Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ______ day of _______, 200_.



                                       _________________________________________
                                                    NOTARY PUBLIC

                                       My Commission expires the ______ day
                                       of ________________, 200_.

                                    EXHIBIT 1
                                  to EXHIBIT I

                               Certain Definitions

            "Disqualified Organization": A Person specified in clauses (i)-(iv) of the definition of "Permitted Transferee."

            "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any residual certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable treaty, of such Person or any other United States Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

                                    EXHIBIT 2
                                  to EXHIBIT I

                        Section 5.02(c) of the Agreement

            Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel addressed to the Trustee and the Master Servicer shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors or the Servicer, to the effect that the elimination of such restrictions will not cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel addressed to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE



                                      ________________________
                                      Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10021
Attention:

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004-2477
Attention:

            Re: Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, Series 2003-5, Class A-R

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class A-R Certificate, (i) we have no knowledge the Transferee is not a Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no reason to believe that the Transferee will not pay taxes with respect to the Class A-R Certificate when due, and (iii) we have no reason to believe that the statements made in paragraph 11 of the Transferee's Transfer Affidavit are false.

                                       Very truly yours,



                                       _________________________________________
                                       Print Name of Transferor



                                       By:______________________________________
                                                 Authorized Officer

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)



                                      ______________________
                                      Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10021
Attention:

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004-2477
Attention:

            Re: Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, Series 2003-5, Class [ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act), and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                       Very truly yours,



                                       _________________________________________
                                       Print Name of Transferor



                                       By:______________________________________
                                                 Authorized Officer

                                    EXHIBIT L

                            FORM OF RULE 144A LETTER

                                      ______________________
                                      Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10021
Attention:

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004-2477
Attention:

            Re: Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2003-5, Mortgage Pass-Through Certificates, Series 2003-5, Class [ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                     ANNEX 1
                                  to EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          (For Transferees Other Than Registered Investment Companies)

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

            Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958.

            Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                         _______________________________________
                                                   Print Name of Buyer



                                         By:____________________________________
                                            Name:
                                            Title:
                                            Date:

                                     ANNEX 2
                                  to EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           (For Transferees That are Registered Investment Companies)

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                         _______________________________________
                                              Print Name of Buyer or Adviser

                                         By:____________________________________
                                            Name:
                                            Title:

                                       IF AN ADVISER:



                                         _______________________________________
                                                  Print Name of Buyer



                                         Date:

                                    EXHIBIT M

                        REQUEST FOR RELEASE OF DOCUMENTS

To:   Wells Fargo Bank Minnesota, N.A.
      1015 10th Avenue S.E.
      Minneapolis, Minnesota  55414-0031
      Attn:   Inventory Control--MALT 2003-5

      U.S. Bank National Association
      180 East 5th Street
      St. Paul, Minnesota 55101

      Re: Pooling and Servicing Agreement, dated as of July 1, 2003, by and among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor, Wells Fargo Bank Minnesota, N.A., as master servicer and a custodian, U.S. Bank National Association, as a custodian, and JPMorgan Chase Bank, as trustee

      In connection with the administration of the Mortgage Loans held by you as a Custodian pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:



Reason for Requesting Documents (check one):

_______           1. Mortgage Paid in Full

_______           2. Foreclosure

_______           3. Substitution

_______           4. Other Liquidation (Repurchases, etc.)

_______           5. Nonliquidation
     Reason:____________________________________

Address to which Custodian should
Deliver the Mortgage File:
__________________________________________
__________________________________________
__________________________________________



                                    By:_________________________________________
                                                 (authorized signer)

     Issuer:_____________________________________

     Address:___________________________________
             ___________________________________

     Date:______________________________________

Custodian

[Wells Fargo Bank Minnesota, N.A.]
[U.S. Bank National Association]

Please acknowledge the execution of the above request by your signature and date below:



____________________________________                  ___________________

Signature_________                        Date



Documents returned to Custodian:



____________________________________                  ___________________

Custodian_________                        Date

                                    EXHIBIT N

                           FORM OF CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                          [Name of Trust] (the "Trust")
                       Mortgage Pass-Through Certificates
                               Series 20[__]-[__]

I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in these reports;

            4. I am responsible for reviewing the activities performed by the Servicers under the Purchase and Servicing Agreements and based upon my knowledge and the annual compliance review required under the Purchase and Servicing Agreements, and except as disclosed in the reports, each Servicer has fulfilled its obligations under the related Purchase and Servicing Agreement; and

            5. The reports disclose all significant deficiencies relating to each Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the related Purchase and Servicing Agreement, that is included in these reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of each Servicer, Depositor or Trustee].

            Capitalized terms used but not defined herein have the meanings assigned in the pooling and servicing agreement dated as of July 1, 2003 (the "Pooling and Servicing Agreement") among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Warburg Real Estate Securities Inc., as transferor, Wells Fargo Bank Minnesota, N.A., as master servicer, and JPMorgan Chase Bank, as trustee.

Date: _____________________


_______________________________________
[Signature]
Name:__________________________________
Title:_________________________________